UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

RED ROBIN GOURMET BURGERS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒
No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

RED ROBIN GOURMET BURGERS, INC.
6312 South Fiddler’s Green Circle, Suite 200N
Greenwood Village, CO 80111
(303) 846-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 19, 2022

When: 8:00 a.m. MDT, on Thursday May 19, 2022
Where: Red Robin’s Yummm U, located at 10000 East Geddes Avenue, Unit 500, Englewood, Colorado 80112 for the following purposes:
Items of Business:
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Proposal 1: To elect Anthony S. Ackil, Thomas G. Conforti, Cambria W. Dunaway, G.J. Hart, Kalen F. Holmes, Steven K. Lumpkin, Paul J.B. Murphy III, David A. Pace, Allison Page, and Anddria Varnado as directors of the Company for one-year terms;

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Proposal 2: To approve, on an advisory basis, the compensation of our named executive officers;

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Proposal 3: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2022; and

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To transact such other business as may properly come before the meeting.

We intend to hold our annual meeting in person again this year. As always, we encourage you to vote your shares prior to the annual meeting.
Record Date: Stockholders as of March 22, 2022 are entitled to vote
Annual Report: Red Robin Gourmet Burgers, Inc. (“we” or the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) an annual report on Form 10-K on March 10, 2022 for the fiscal year ended December 26, 2021. A copy of the annual report on Form 10-K has been made available concurrently with this proxy statement to all of our stockholders entitled to notice of and to vote at the annual meeting. In addition, you may obtain a copy of the annual report on Form 10-K, without charge, by writing to Red Robin Gourmet Burgers, Inc., Attn: Stockholder Services, 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111.
Who Can Attend: All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.
Date of Mailing: This Notice of Annual Meeting of Stockholders and related proxy materials are being distributed or made available to stockholders beginning on or about April 8, 2022.

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend, it is important that your shares be voted at the meeting.
Please refer to your proxy card or Notice Regarding the Availability of Proxy Materials for more information on how to vote your shares at the meeting and return your voting instructions as promptly as possible. Thank you for your continued support of Red Robin.
By Order of the Board of Directors,
Michael L. Kaplan
Secretary
Greenwood Village, Colorado
April 4, 2022
Neither the Securities and Exchange Commission nor any state securities regulatory agency has passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

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PROXY SUMMARY
MEETING AGENDA, VOTING MATTERS, AND BOARD VOTING RECOMMENDATIONS
Proposal		Board’s Voting Recommendation	Page Reference (for more detail)
1	Election of Directors	FOR All nominees	10
2	Advisory Vote to Approve Executive Compensation	FOR	59
3	Ratification of Independent Auditor	FOR	60

ELECTION OF DIRECTORS
The following provides summary information about each director nominee. Our director nominees possess a range of diverse skills, backgrounds, experience, and viewpoints that we believe are integral to an effective board. Detailed information about each individual’s qualifications, experience, skills, and expertise can be found starting on page 11.
Director Nominee	Age	Director Since	Principal Occupation	Independent	Committee Assignments
Anthony S. Ackil	47	2020	Chief Executive Officer of Streetlight Ventures	✓	AC, NGC
Thomas G. Conforti	63	2019	Former Senior Advisor, Executive Vice President and Chief Financial Officer, Wyndham Worldwide	✓	*FC, AC
Cambria W. Dunaway	59	2014	Chief Marketing Officer, Duolingo	✓	*NGC
G.J. Hart	64	2019	Former Chief Executive Officer, Torchy’s Tacos	✓	CC, FC
Kalen F. Holmes	55	2016	Former Executive Vice President (Human Resources), Starbucks	✓	*CC
Steven K. Lumpkin	67	2016	Consultant, Former Executive Vice President, Chief Financial Officer and director, Applebee’s	✓	*AC, FC
Paul J.B. Murphy III	67	2019	President and Chief Executive Officer, Red Robin
David A. Pace	63	2019	Co-Chief Executive Officer, Tastemaker Acquisition Corporation	✓	(C), CC
Allison Page	37	2020	Co-Founder and President, SevenRooms	✓	FC, NGC
Anddria Varnado	36	2021	GM and Head of the Consumer Business, Kohler Company	✓	CC, NGC
AC	Audit Committee	(C)	Denotes Chair of the Board
CC	Compensation Committee	*	Denotes Chair of the Committee
NGC	Nominating and Governance Committee	FC	Finance Committee
DIRECTOR NOMINEE STATISTICS
90%	40%	10%	50%	56	3.5
Independence	Gender Diversity	Racial/Ethnic Diversity	Board committees chaired by women	years Average Age	years Average Tenure

BOARD LEADERSHIP SKILLS
Experience / Skills	David A. Pace (Chairman)	Paul J.B. Murphy III (CEO)	Anthony S. Ackil	Thomas G. Conforti	Cambria W. Dunaway	G. J. Hart	Kalen F. Holmes	Steven K. Lumpkin	Allison Page	Anddria Varnado
Public C-Suite Experience	✓	✓	☐	✓	✓	✓	✓	✓	☐	☐
Restaurant / Hospitality Executive Leadership	✓	✓	✓	✓	☐	✓	✓	✓	✓	☐
Accounting / Financial Expertise	✓	✓	✓	✓	☐	✓	☐	✓	✓	☐
Business Transformation	✓	✓	☐	✓	☐	✓	✓	✓	☐	✓
Technology Strategy	✓	☐	✓	✓	☐	✓	☐	✓	✓	✓
Marketing / Consumer Insights	✓	✓	☐	✓	✓	✓	☐	✓	✓	✓
M&A Experience	✓	☐	☐	✓	☐	☐	✓	✓	✓	✓
Gender/Ethnic Diversity	☐	☐	☐	☐	✓	☐	✓	☐	✓	✓
Governance	✓	✓	☐	☐	✓	☐	✓	✓	☐	✓
CORPORATE GOVERNANCE HIGHLIGHTS
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Declassified board of directors

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Independent chair of the board of directors

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All directors and director nominees are independent other than our CEO

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All committee members are independent

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Majority voting standard for uncontested director elections

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Plurality voting standard for contested director elections

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Board members have diverse backgrounds, expertise, and skills

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Robust board, committee, and director evaluation process completed annually instead of age or term limits

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Board of directors and each committee regularly meet in executive session without members of management

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Frequent engagement with institutional investors

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Added a finance committee in 2019 to provide guidance on long-range planning, budget and capital allocation, and stockholder engagement

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Annual review of our succession plan and talent development plan

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Directors receive regular governance updates to stay well-informed and evaluate governance trends

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Limits on outside board service for board members

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Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors

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Directors regularly engage in in-boardroom and outside director education

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Increased focus on environmental stewardship

STOCKHOLDER INTERESTS AND RIGHTS
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Ability for stockholders to call special meeting

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Input from stockholder outreach incorporated in decision-making process

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Pay for performance focused executive compensation structure aligned with shareholders

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Prohibition of hedging and pledging of our common stock

STOCKHOLDER ENGAGEMENT
We believe that strong corporate governance includes engagement with our stockholders and considering their views. In the last 12 months, we held meetings and discussions with stockholders representing more than 50% of our outstanding shares. We greatly value the feedback received from our stockholders. This engagement provides valuable insight that informs the work of both management and the board.
RRGB Participants	Types of Engagement	Topics Covered
• Executive management • Nominating and governance committee chair
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Stockholders (portfolio managers and corporate governance departments)

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Investor conferences

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Earnings conference calls

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Proxy advisory firms

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Prospective stockholders

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Virtual director / investor meetings

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Key value drivers and competitive differentiators

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Capital structure and capital allocation priorities

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Key strategic initiatives and opportunities

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Financial performance and goals

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Digital strategy

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Board composition: qualifications, diversity, skills, and leadership structure

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ESG risks and opportunities

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Human capital management

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Risk management

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Executive compensation

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COVID-19 response

Engagement with our stockholders informed our actions in the topic areas covered above, particularly our changes to board composition, ESG strategy, human capital management disclosures, and executive compensation during 2021.

COMPANY HIGHLIGHTS
Our long-term business strategy was developed using Guest and Team Member insights to align our efforts with our unique brand position in the industry. Our Guests are every-day people seeking connection with friends and family across a diverse, and multi-generational demographic with a large majority falling into the Gen X, Millennial, and Centennial generations. We believe our broad demographic appeal and distinct Red Robin brand equities position us well for future growth.
While the COVID-19 pandemic brought forth complex challenges, it also enabled us to intensely focus on improving our operating and financial model. The material improvements made to our business will enable us to execute our business strategy in an even stronger position. Our business strategy focuses on the following pillars:
People:Be the Employer of Choice in the Industry.
We champion a culture of diversity and inclusion where our people are developed, recognized and celebrated—and can always “come as they are.” We empower the people who make Red Robin possible and offer a compelling Team Member value proposition.
Food:Deliver a Variety of Gourmet Burgers and Mainstream Favorites that Guests Love.
We offer a wide variety of gourmet burgers, with a creative take on traditional. We understand our Guests’ preferences and provide high-quality burgers with sustainable alternatives, including the ImpossibleTM burger and our Veggie burger. We also offer other mainstream favorites, like shareable pizza, wings, milkshakes, and beer. We continue to focus on meaningful menu innovation that is compelling to Guests and easy for our Operations teams to execute.
Guest Experience: Create Relevant, Personalized and Memorable Guest Experiences.
We leverage our Total Guest Experience (“TGX”) hospitality model to deliver fun and playful service that is tailored and customized to our Guests’ time and occasion, while delivering exceptional value through our commitment to bottomless steak fries® and drinks. We employ both off-premises and restaurant technology enhancements to present our Guests with a seamless and frictionless experience.
Foundation:Execute Profitable Growth Platforms.
Essential to our business model and related capital allocation, we have developed several platforms designed to drive consistent and profitable growth. We are continuing to invest in these platforms that include our digital ecosystem and Donatos®, and support growing multiple channels of business including dine-in, off-premises and catering. We are also in the early stages of reestablishing our new restaurant development program.
Despite the continued challenges of the COVID-19 pandemic, and associated staffing and supply chain headwinds, we made significant progress on executing our business strategy during fiscal year 2021. Our accomplishments in 2021 include the following:
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Sustained off-premises sales of more than double pre-pandemic levels, with off-premises sales mix of 31.4% for the fourth quarter of 2021, compared to approximately 14.0% in the fourth quarter of 2019. Off-premises sales comprised $84.7 million, $85.1 million and $36.7 million of comparable restaurant revenue for the fourth quarters of 2021, 2020, and 2019, respectively;

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Continued Donatos® roll-out to 120 Company-owned restaurants, bringing the total number of restaurants with Donatos® to 198 restaurants as of December 26, 2021. Restaurants that have been serving Donatos® pizza prior to 2021 are continuing to benefit from growing incremental sales beyond their first year as operations mature and brand affinity grows, with comparable restaurant revenue up 6.5% compared to 2019 in restaurants without supply chain issues;

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Improved manager staffing levels at our restaurants. At the end of 2021, we were 93% staffed at the salaried manager positions, and 96% staffed in the General Manager role;

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Launched integrated and seamless digital ecosystem for our Guests, including mobile applications on both iOS and Android platforms, an improved and more relevant digital Guest experience consisting of a new and improved website, and the integration of a new loyalty program;

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Initiated the process to enter into a new five-year credit agreement to give the Company long-term flexibility to strategically invest in our business and create value for our shareholders, which was concluded in early 2022; and

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Completed our lease renegotiation and restructuring initiative that we began in 2020 as a result of the COVID-19 pandemic, resulting in 3% to 4% occupancy savings over the remaining lease terms on restructured leases.

SUSTAINABILITY
Red Robin’s Better for Being Here mentality represents our commitment as the Company evolves its approach to sustainability. Red Robin is a company that cares; we have always strived to make the world a better place for our Team Members, our community, and our planet. We are undertaking a more formal and robust sustainability journey with meaningful goals and a commitment to align with sustainability standards, such as those put forward by the Sustainability Accounting Standards Board (the “SASB”).
Corporate Responsibility: Environmental, Social, and Governance (ESG)
We believe it is imperative that our ESG strategy is part of and aligned with our Company vision and overall corporate strategy. With recent changes to our board and executive leadership teams and learnings from the ongoing pandemic, we are incorporating ESG initiatives into our long-range strategic planning. We have been engaging with our stakeholders to discuss the ESG topics most important to them. We are also evaluating meaningful metrics and targets for our ESG priority areas for the near term and the future.
ESG is a board-level priority. The Board, acting directly and through its committees, is responsible for the oversight of Red Robin’s ESG strategy. The nominating and governance committee generally oversees Red Robin’s ESG goals and objectives and supports implementation of the Company’s ESG priorities. However, the full board retains overall ESG oversight responsibility because we believe full board oversight is important to ensure ESG is part of, and aligned with, our overall Company strategy. Management reports directly to the nominating and governance committee on a quarterly basis and to the full board at least twice per year regarding key recommendations, progress, and outcomes related to implementation of our ESG strategy.
Execution of Red Robin’s ESG strategy is overseen by our executive team. The Company’s ESG Committee, including senior leaders from our business and functional teams, are responsible for setting direction and driving accountability as we address priority issues, work with key stakeholders, and measure and report our progress.
Our ESG practices are focused across three pillars: People, Product, and Place.
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People. We strive to ensure our employees, whom we refer to as Team Members, are Better for Being Here through our core B.U.R.G.E.R values: Bottomless Fun, Unwavering Integrity, Relentless Focus on Improvement, Genuine Spirit of Service, Extraordinary People, and Recognized Burger Authority. Each of these values work to empower and develop our Team Members and has created a Company culture that we collectively take pride in every day. We reward and incentivize our Team Members with competitive pay, recognition and rewards, and benefit programs. We also provide our Team Members the opportunity to grow and develop, promote health and safety, and value diversity and engagement. 2021 highlights include:

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COVID-19 Response. We operate with the health, safety, and well-being of Red Robin’s Team Members, Guests, and communities in mind, as well as federal, state and local regulatory requirements. We have traditionally been a leader in health and safety and have implemented new practices during the COVID-19 pandemic consistent with that leadership position. In response to the COVID-19 pandemic, we have provided personal protective equipment for our restaurant Team Members. We also provided COVID-19 testing coverage for our restaurant Team Members through our benefit plans before it was required. Additionally, we immediately instituted telecommuting policies at the restaurant support center to support working from home. As a result of the success of that approach, we have implemented a dispersed workforce policy that permits many of our Restaurant Support Center Team Members to continue working remotely and we expect that to continue on a go-forward basis.

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Diversity, Equity, and Inclusion. At Red Robin, we value diversity and inclusion. We have a successful Women’s Excellence program, a Company-wide resource group to support and inspire Team Members through development, networking, leadership, and other resources while fueling a culture of opportunity and diversity, and we continue to partner with the Women’s Foodservice Forum, which has been instrumental in providing valuable resources and insights to help the advancement of our female leaders. We are progressing with an initiative with the assistance of a diversity consultant to identify areas of opportunity for expanded diversity and inclusion practices in our Company and to support the development and execution of a comprehensive long-term diversity, equity, and inclusion strategy for Red Robin. In late 2021, all Team Members at the director-level and above in Operations and Restaurant Support Center leadership positions completed unconscious bias training. We intend to provide similar training to our restaurant General Managers in 2022.
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Please see our annual report on Form 10-K filed with the SEC on March 10, 2022 for a full discussion of our approach to human capital management.

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Product. Red Robin believes in offering high quality ingredients and maintains high food quality and safety standards. Our high-quality ingredients include:

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All-natural, domestic, USDA-inspected 100%. Our Finest and Gourmet Burgers are made with all-natural, domestic, 100% USDA-inspected beef, free of preservatives, artificial and added ingredients.

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Chicken with no hormones and no steroids. 100% of our chicken comes from family- owned farms, where they are fed a vegetarian diet and are raised cage free.

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Pork that is 100% raised domestically with 33% raised in group housing of sows and away from the use of gestation crates.

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We are committed to farm animal welfare and support suppliers with the highest industry standards for humane farming. Examples of our support of the humane treatment of farm animals in our supply chain include cage-free eggs (approximately 20% of our egg purchases), broiler chicken welfare, humanely raised pork, and we offer plant-based protein alternatives on our menu.

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We require all of our suppliers to participate in third-party audits to ensure the humane treatment of animals in our supply chain.

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Red Robin has high quality standards for our suppliers and our growers to help maintain the sustainability and integrity of our supply chain. We recognize and celebrate our suppliers for their sustainability progress.

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Place. Red Robin has taken steps to reduce climate risk, including the following actions: (i) switched to energy-efficient LED lighting in all restaurants, (ii) piloted the use of solar panels in select restaurants, (iii) actively managed energy and water usage, and (iv) expanded our recycling and waste reduction efforts.

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Off-Premise Packaging Optimization. We are currently working to optimize our off-premise packaging, which we expect will result in the removal of 2.5 million pounds of plastics from our system annually. In 2021, we removed all expanded polystyrene foam packaging from our corporate-owned restaurants, replacing them with fiber alternatives, resulting in the removal of approximately 200,000 pounds of styrofoam packaging.

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Beverage Packaging Plastic Reduction. We transitioned to a new beverage packaging provider in 2021 that we expect will reduce the number of plastic packaging bottles we use by over 200,000 bottles.

We highlight our activities in these areas in the “Environmental, Social and Governance” section of our corporate website at https://ir.redrobin.com/esg. We look forward to providing more information regarding our ESG strategy in our forthcoming 2021 Sustainability Report.

EXECUTIVE COMPENSATION PRACTICES
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Pay for performance-focused executive compensation structure, with a significant portion of pay “at-risk”

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Independent compensation committee approves executive compensation structure and performance goals

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Independent compensation consultant advises the compensation committee

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Payouts under our annual and long-term incentive compensation plans are capped

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Long-term incentives feature multiple components; performance is measured over multi-year periods with value dependent on share price as compared to a group of key competitors; payouts are capped if total stockholder return (TSR) is negative

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Double trigger required for cash severance and equity vesting upon change in control (other than certain performance awards)

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Meaningful stock ownership guidelines for executives and board members

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Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors

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Clawback policy for the return of certain cash and equity executive incentive compensation in the event of a financial restatement

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No excessive perks

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No incentivizing of short-term results to the detriment of long-term goals and results

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Compensation practices are appropriately structured to avoid incentivizing excessive risk taking

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No excise tax gross ups for change in control related situations

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No repricing of underwater options without stockholder approval

PROXY STATEMENT
The Board of Directors (“board” or “board of directors”) of Red Robin Gourmet Burgers, Inc. (“Red Robin” or the “Company”) is first providing this proxy statement on or about April 8, 2022 to stockholders in connection with the solicitation of proxies on its behalf to be voted at the annual meeting of stockholders. The meeting will be held on Thursday, May 19, 2022, beginning at 8:00 a.m. MDT, at Red Robin’s Yummm U, located at 10000 East Geddes Avenue, Unit 500, Englewood, Colorado 80112. The proxies may be voted at any time and date to which the annual meeting may be properly adjourned or postponed.
This proxy statement, including the proxy statement summary included herein, includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.
PROPOSAL 1:
ELECTION OF DIRECTORS
HOW OUR DIRECTORS ARE SELECTED, QUALIFIED, AND ELECTED
Our board of directors is highly engaged and committed to effective governance as reflected in the following actions:
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frequent and detailed communications regarding the Company’s and board’s response to the challenges posed by the COVID-19 pandemic

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effective management of a recent CEO succession process—one of the most important and difficult tasks any board faces

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design and oversight of compensation plans that emphasize internal and external pay parity and that align our executives’ interests with those of stockholders

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creation and maintenance of good governance principles and practices that get high scores from leading governance third parties

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steady refreshment of their own membership—also a difficult practice for many boards

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addition of a finance committee in 2019 to provide guidance on long-range planning, budget and capital allocation, and extraordinary stockholder engagement, among other matters

Currently, 90% of our board is independent. Our board of directors consists of ten directors, all of whom are independent except our CEO. All of our directors are standing for re-election. Accordingly, following the annual meeting, if all director nominees are elected, all of our directors will be independent except for our CEO.
All of our directors are elected on an annual basis for a one-year term. The directors elected at this annual meeting will serve in office until our 2023 annual meeting of stockholders or until their successors are duly elected and qualified. Each of our nominees has consented to serve if elected and we expect each of them will be able to serve if elected. If any of our nominees should become unavailable to serve as a director, our board of directors can name a substitute nominee, and the persons named as proxies in the proxy card, or their nominees or substitutes, will vote your shares for such substitute nominee unless an instruction to the contrary is written on your proxy card.
The board recommends that you vote FOR all of the board’s nominees to serve as directors of the Company.

Selecting Nominees for Director
Our board has delegated to the nominating and governance committee the responsibility for reviewing and recommending nominees for director. The board determines which candidates to nominate or appoint, as appropriate, after considering the recommendation of the committee.
In evaluating a director candidate, the nominating and governance committee considers the candidate’s independence; character; corporate governance skills and abilities; business experience; industry specific experience; training and education; commitment to performing the duties of a director; and other skills, abilities, or attributes that fill specific needs of the board or its committees. Our board is committed to diversity and the nominating and governance committee considers diversity in business experience, professional expertise, gender, and ethnic background, along with various other factors when evaluating director nominees. The nominating and governance committee will use the same criteria in evaluating candidates suggested by stockholders.
The nominating and governance committee is authorized under its charter to retain, at our expense, outside search firms and any other professional advisors it deems appropriate to assist in identifying or evaluating potential nominees for director.
Director Nominees
Below, you can find the principal occupation and other information about each of our director nominees standing for election at the annual meeting. Information related to each of our director nominee’s key attributes, experience, and skills, as well as their recent public company board service is included with each director’s biographical information. Our board is comprised of a highly diverse array of leaders with relevant experience and leadership in each of the key areas of greatest importance to our financial and more general sustainability. These attributes are core to our ability to be nimble and take advantage of opportunities as they arise. In 2022, all ten of our current directors are standing for re-election.
Anthony S. Ackil, 47 Director Since: March 2020 Current Committees: ■ Audit ■ Nominating and Governance Other Board Service: B.Good (2004-present) Project Bread (2018-present)
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Currently serves as CEO of Streetlight Ventures, a restaurant management platform that supports, manages, acquires, and invests in small to mid-sized restaurant brands, having founded the company in 2019.

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From 2004 to 2018, served as CEO of B.Good, a healthy fast casual brand that grew to over 80 locations under his leadership.

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Earlier in his career, he worked as a consultant for IBM, focusing on internet strategy and corporate structure, and as a consultant at PricewaterhouseCoopers.

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Brings to the board of directors more than 15 years of executive experience in the restaurant industry, among other skills and qualifications.

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Holds a B.A. in government from Harvard University.

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Based on the foregoing, our board of directors has concluded Mr. Ackil should continue as a member of our board.

Thomas G. Conforti, 63
Director Since: August 2019
Current Committees:
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Finance (Chair)

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Audit

Other Board Service:
Vista Life Innovations (2020-present)
American School for the Deaf (2020-present)

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From 2017 to 2018, served as Senior Advisor to Wyndham Worldwide, where he advised on strategic transactions.

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From 2009 to 2017, served as Executive Vice President and Chief Financial Officer for Wyndham Worldwide, during which time the company’s total stockholder return (TSR) significantly outperformed the market and where Mr. Conforti had direct responsibility for finance, technology, real estate, and purchasing functions.

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From 2002 to 2008, served as the Chief Financial Officer for IHOP / Dinequity.

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Earlier in his career, he held leadership positions at PepsiCo, Inc., KB Home, and The Walt Disney Company, among others.

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Served as a Senior Fellow at Harvard’s Advanced Leadership Initiative.

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Brings to the board of directors more than 30 years of experience in financial, strategic, and operational roles across multiple industries, including restaurant, retail, consumer, and hospitality, among other skills and qualifications.

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Based on the foregoing, our board of directors has concluded Mr. Conforti should continue as a member of our board.

Cambria W. Dunaway, 59
Director Since: June 2014
Current Committees:
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Nominating and Governance (Chair)

Other Public Company Board Service:
Planet Fitness Inc. (2017-present)
Other Board Service:
Go Health (2017-present)
Recent Past Public Company Board Service:
Nordstrom FSB (2014-2017)
Marketo (2015-2016)
Brunswick Corporation (2006-2014)

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Since 2018, has served as Chief Marketing Officer for Duolingo, a language education platform.

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Since 2017, has served as a Director of Planet Fitness.

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Previously was a private consultant supporting organizations with strategic initiatives to accelerate growth and innovation, and coached leaders on how to achieve maximum results, impact, and enjoyment.

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From 2010 to 2014, served as the U.S. President and Global Chief Marketing Officer of KidZania, an international location-based entertainment concept focused on children’s role-playing activities.

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From 2007 to 2010, served as Executive Vice President for Nintendo, with oversight of all sales and marketing activities for the company in the United States, Canada, and Latin America.

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From 2003 to 2007, was Chief Marketing Officer for Yahoo!

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Previously at Frito-Lay for 13 years in various leadership roles in sales and marketing, including serving as the company’s Chief Customer Officer and as Vice President of Kids and Teens Marketing.

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Holds a B.S. in business administration from the University of Richmond and an M.B.A. from Harvard Business School.

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Brings to the board of directors more than 20 years of experience as a senior marketing and general management executive, launching and growing consumer businesses in entertainment, media, consumer electronics, and packaged goods, including experience in marketing strategy, communications, data analytics, loyalty, digital transformation, and governance including service as the Nominating and Governance Chair at Planet Fitness, Inc., among other skills and qualifications.

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Based on the foregoing, our board of directors has concluded Ms. Dunaway should continue as a member of our board.

G.J. Hart, 64
Director Since: August 2019
Current Committees:
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Compensation

■
Finance

Other Board Service:
Make A Wish Foundation (2012-present)
Portillo’s (2014-present)
James Madison University of Business
(2005-Present)
The Hart School (2006-present)
Recent Past Public Company Board Service:
Texas Roadhouse (2004-2011)

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Served as Chief Executive Officer for Torchy’s Tacos, a privately-held fast-casual restaurant concept, from 2018 until his retirement in December 2021.

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From 2011 to 2018, served as Executive Chairman and Chief Executive Officer of California Pizza Kitchen.

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From 2000 to 2011, served as President of Texas Roadhouse Holdings, LLC, and as Chief Executive Officer and member of the board from 2004 to 2011, during which time the company’s TSR outperformed the market and the company increased revenues from $63 million to over $1 billion.

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Earlier in his career, held leadership positions at TriFoods International, New Zealand Lamb Company, and Shenandoah Valley Poultry, among others.

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Brings to the board of directors more than 35 years of experience in the food and beverage industry driving growth and innovation, among other skills and qualifications.

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Based on the foregoing, our board of directors has concluded Mr. Hart should continue as a member of our board.

Kalen F. Holmes, 55
Director Since: August 2016
Current Committees:
■
Compensation (Chair)

Other Public Company Board Service:
Zumiez Inc. (2014-present)
1Life Healthcare, Inc. (2017-present)
Other Board Service:
Pacific Northwest Ballet, Advisory Board (2019 -present)

•
Since 2017, has served as a Director of 1Life Healthcare, during which time the company has significantly grown its revenues, members, and launched its Initial Public Offering.

•
From 2009 until retirement in 2013, served as Executive Vice President of Partner Resources (Human Resources) at Starbucks Corporation.

•
From 2003 to 2009, held a variety of leadership roles with human resources responsibilities for Microsoft Corporation.

•
Previously held leadership roles in a variety of industries, including high-tech, energy, pharmaceuticals, and global consumer sales.

•
Holds a B.A. in Psychology from the University of Texas and a M.A. and Ph.D. in Industrial/Organization Psychology from the University of Houston.

•
Brings to the board of directors more than 20 years of experience as a senior human resources executive, experience with management of executive and compensation programs, and management across multiple industries including retail, technology, and consumer products, among other skills and qualifications.

•
Based on the foregoing, our board of directors has concluded Ms. Holmes should continue as a member of our board.

Steven K. Lumpkin, 67
Director Since: August 2016
Current Committees:
■
Audit (Chair)

■
Finance

Other Board Service:
Hodgdon Powder Company (2015-present)
Trading Company Holdings, LLC (2015-present)
Fiorella Jack’s Stack Restaurant Group
(2009-present)
Recent Past Public Company Board Service:
Applebee’s International, Inc. (2004-2007)

•
Currently serves as Principal of Rolling Hills Capital Partners, a consulting firm.

•
From 1995 until retirement in 2007, served in various executive positions at Applebee’s International, Inc., including as Chief Financial Officer and Treasurer from 2002 to 2007, during which time the company’s TSR outperformed the market, and Director from 2004 to 2007.

•
Previously served as Executive Vice President and Director at Kimberly Quality Care, Inc.

•
Holds a B.S. in Accounting from the University of Missouri-Columbia and is a CPA.

•
Brings to the board of directors more than 30 years of experience in the management consulting, health care, and restaurant industries, among other skills and qualifications.

•
Has extensive M&A and management experience for franchise operations and an accounting and finance background.

•
Based on the foregoing, our board of directors has concluded Mr. Lumpkin should continue as a member of our board.

Paul J.B. Murphy III, 67 Director Since: October 2019 Recent Past Public Company Board Service: Noodles & Company (2017-2019) Del Taco Restaurants, Inc. (2014-2017)
•
Since October 2019, has served as our President, Chief Executive Officer, and Director.

•
From 2017 to 2019, served as Executive Chairman of Noodles & Company where he was responsible for 459 restaurants across 29 states and led a business turnaround that delivered 4 consecutive quarters of positive comparable restaurant sales growth on revenues of $457 million.

•
From 2009 to 2017, served as CEO and a member of the board of directors of Del Taco Restaurants, Inc., where he was responsible for 543 company- operated and franchised restaurants with revenues of $470 million and led a successful brand repositioning that resulted in 17 consecutive quarters of company-operated comparable restaurant sales growth and 11 consecutive quarters of system-wide comparable restaurant sales growth.

•
From 1996 to 2008, held various roles with Einstein Noah Restaurant Group, Inc.; joined as Senior Vice President, Operations and was promoted to Executive Vice President, Operations in 1998, and to Chief Operating Officer in 2002. In 2003, he was appointed President and CEO and a member of the board of directors.

•
Has significant experience in both operational and executive leadership in the restaurant industry, including leading companies through successful business transformations.

•
Brings to the board of directors over 20 years of experience in operational and executive leadership in the restaurant industry, including proven business transformation experience, among other skills and qualifications.

•
Based on the foregoing, our board of directors has concluded Mr. Murphy should continue as a member of our board.

David A. Pace, 63
Director Since: August 2019 (Board Chair since November 2019)
Current Committee:
■
Compensation

Other Public Company Board Service:
Tastemaker Acquisition Corporation
(2020-present)
Other Board Service:
Dallas Stars Ownership Advisory Board (2017-present)
Recent Past Public Company Board Service:
Jamba Juice (2012-2018)

•
Since October 2020, has served as Co-Chief Executive Officer of Tastemaker Acquisition Corporation, a special purpose acquisition company focusing on the restaurant, hospitality, and related technology and service sectors.

•
From 2012 to 2018, served as Director of Jamba Juice and as CEO from 2016 to 2018, during which the company delivered 8 consecutive quarters of comparable store sales growth that exceeded the industry benchmark, exited non-core and underperforming business units, and successfully merged with Focus Brands.

•
From 2014 to 2016, served as President of Carrabba’s Italian Grill, and as Executive Vice President and Chief Resource Officer of Bloomin’ Brands from 2010 to 2014.

•
Previously held executive positions with Starbucks Coffee Company, PepsiCo, Inc., and Yum! Brands, Inc.

•
Brings to the board of directors more than 30 years of leadership and turnaround experience in a range of industries including food and beverage retail, consumer products, entertainment, and ecommerce, among other skills and qualifications.

•
Based on the foregoing, our board of directors has concluded Mr. Pace should continue as a member of our board.

Allison Page, 37
Director Since: February 2020
Current Committees:
■
Nominating and Governance

■
Finance

Other Board Service:
SevenRooms, Inc. (2011-present)
Pillsbury Institute for Hospitality Entrepreneurship at Cornell University
(2018-present)

•
Co-Founder and President of SevenRooms, a data-driven operations, marketing, and guest engagement platform that empowers hospitality operators to maximize revenue, build brand loyalty, and enable personalized experiences across the guest journey.

•
Since SevenRooms’ founding in 2011, has been responsible for driving product innovation; defining the company’s product roadmap, vision, and strategic positioning; growing the company to over 150 employees across 4 global offices; and scaling the platform to over 250 cities worldwide.

•
From 2009 to 2011, served as an Associate at Hodes Weill & Associates, and was a founding member of the independent real estate and advisory business.

•
Began career in investment banking at Credit Suisse.

•
Holds a B.S. in Finance and Real Estate from The Wharton School, University of Pennsylvania.

•
Brings to the board of directors more than 10 years of leadership experience as an entrepreneur in the hospitality industry and in launching, building, and commercializing high-growth technology platforms at scale across global restaurant, hotel, and entertainment brands, among other skills and qualifications.

•
Brings extensive knowledge in the areas of technology, guest experience, guest engagement, CRM, marketing, loyalty, data analytics, and consumer trends; was named one of Hospitality Technology’s 2019 “Top Women in Restaurant Technology.”

•
Based on the foregoing, our board of directors has concluded Ms. Page should continue as a member of our board.

Anddria Varnado, 36 Director Since: March 2021 Current Committees: ■ Nominating and Governance ■ Compensation Other Public Company Board Service: Umpqua Holdings Corporation (2018-present)
•
Since December 2020, has served as GM and Head of the Consumer Business at Kohler Company, a global leader in home products, hospitality destinations, and systems where she is responsible for consumer channels and ecommerce sales.

•
From 2019 to 2020, served as Vice President and Head of Strategy and Business Development at Macy’s where she was responsible for the strategic evaluation of the future of the store and consumer.

•
From 2016 to 2019, served as Vice President and Head of Strategy and Business Development at Williams-Sonoma.

•
Prior roles include Management Consultant at ZS Associates and leadership roles at New York Life Insurance Company.

•
Began career as a corporate banking analyst at Citigroup.

•
Holds a B.A. in Business Administration from Clark Atlanta University and an M.B.A. from Harvard Business School.

•
Brings to the board of directors deep expertise in the areas of consumer insights and innovation, consumer engagement, and strategic planning and development, among other skills and qualifications.

•
Based on the foregoing, our board of directors has concluded Ms. Varnado should continue as a member of our board.

Vote Required
Proposal No. 1 requires the approval of a majority of the votes cast for each director. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of the vote.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE AND BOARD MATTERS
GOVERNANCE PRINCIPLES
The board of directors has created and oversees corporate governance guidelines which can be viewed on the Governance section of our website at: https://ir.redrobin.com/esg/governance-documents.
Executive Development and Management Succession
Under the Company’s corporate governance guidelines, the board maintains a policy and plan for the development and succession of the CEO and senior management that includes:
•
criteria that reflect the Company’s ongoing business strategies;

•
identification and development of potential internal candidates;

•
formal assessment processes to evaluate such potential internal candidates and their development; and

•
an emergency succession component to address the unforeseen loss of the CEO or other key executives.

The nominating and governance committee:
•
works closely with the board and management to ensure development and succession are anticipated, planned for, and addressed in a timely manner;

•
works closely with our CEO and each of the other executive officers to conduct annual succession planning activities;

◦
this process includes annual performance reviews, evaluations, and development plans of the CEO and executive officers, who also conduct evaluations and development of their direct reports; and

•
at least annually, and when otherwise necessary, reviews, makes recommendations for, and reports to the board on programs that have been implemented by management for executive and leadership team development and succession planning.

Mr. Murphy regularly meets with the full board on his performance, and the CEO’s annual performance evaluation is conducted under the oversight of the compensation committee. Our CEO conducts annual and interim performance and development evaluations of the other senior executives and reviews these evaluations with the compensation committee or full board.
Stockholder Communication with our Board
The board and management believe the Company’s relationships with our stockholders and other stakeholders are an important part of our corporate governance responsibility and recognize the value of continuing communications. In the last 12 months, we held meetings and discussions with stockholders representing more than 50% of our outstanding shares.
This approach has resulted in our receiving important input and perspectives that have informed our decision making and resulted in action including the addition of new independent directors and enhanced human capital management and ESG disclosures. Throughout the year, we proactively engage with our stockholders directly, through individual meetings, attendance at investor conferences, issuance of press releases, and quarterly conference calls, as well as other stockholder communications. We discuss topics of importance to both our Company and stockholders, including value creation, strategy and performance, board refreshment and leadership changes, capital structure and allocation, and governance matters.

The board values stockholder communication and provides many means for it to occur, including attending the annual meeting, voting, engaging, and writing, by sending a letter to the chair, the board of directors, or a committee addressed to: Board of Directors, 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, CO 80111, or by sending an e-mail to the board’s dedicated email address: Board@redrobin.com. Our finance committee and full board is involved in overseeing stockholder engagement.
With respect to issues arising under the Company’s Code of Ethics, you may also communicate directly with the chair of the audit committee, director of internal audit, or the compliance officer in the manner provided in the Code of Ethics and the Company’s Problem Resolution and Whistleblower Policy and Reporting Procedures. Both the Code of Ethics and the Problem Resolution and Whistleblower Policy and Reporting Procedures may be found on the Governance section of our website at: https://ir.redrobin.com/esg/governance-documents.
Red Robin follows the Investor Stewardship Group’s (ISG)
Corporate Governance Framework for U.S. Listed Companies
ISG Principle	Red Robin Practice
Principle 1: Boards are accountable to stockholders
•
Declassified board structure with all directors standing for election annually

•
Majority voting in uncontested director elections, plurality voting in contested elections, and directors not receiving majority support must tender their resignation for consideration by the board

Principle 2: Stockholders should be entitled to voting rights in proportion to their economic interest	• No dual class structure; each stockholder gets one vote per share
Principle 3: Boards should be responsive to stockholders and be proactive in order to understand their perspectives
•
Management and board members engaged directly with investors owning more than 50% of shares outstanding in the last 12 months

•
Engagement topics included value creation, Company strategy and performance, board refreshment and leadership changes, capital structure and allocation, executive compensation, ESG, and governance

Principle 4: Boards should have a strong, independent leadership structure
•
Strong independent board chair

•
Board considers appropriateness of its leadership structure at least annually

•
Strong independent committee chairs

•
Proxy discloses why board believes current leadership structure is appropriate

Principle 5: Boards should adopt structures and practices that enhance their effectiveness
•
Board members have diverse backgrounds, expertise, and skills

•
Currently, 90% of board members are independent

•
Robust board annual evaluation process and regular board education instead of arbitrary age or term limits

•
Active board refreshment plan; six new independent board members through refreshment in 2019-2021

•
Directors attended over 84% of combined total board and applicable committee meetings in 2021

•
Limits on outside board service for board members

•
Independent directors meet regularly in board and committee executive session without members of management present

•
Annual review of succession plan and talent development plan

•
Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors

Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company
•
Executive compensation program received approximately 93.9% stockholder support in 2021

•
Compensation committee annually reviews and approves incentive program design, goals, and objectives for alignment with compensation and business strategies

•
Annual and long-term incentive programs are designed to reward financial and operational performance that furthers short- and long-term strategic objectives

Board Leadership Structure
The board recognizes one of its key responsibilities is to evaluate and determine the optimal leadership structure to provide independent oversight of management. At this time, we believe it is appropriate for our board to maintain the separation of the roles of board chair and chief executive officer. David Pace currently serves as chair of the board because of his significant leadership experience, especially in the food and beverage retail industry.
The separation of the roles of board chair and chief executive officer allows our chief executive officer to focus on managing the Company’s business and operations, and allows Mr. Pace to focus on board matters, which we believe is especially important in light of the high level of regulation and scrutiny of public company boards. Further, we believe the separation of these roles ensures the independence of the board in its oversight role of evaluating and assessing the chief executive officer and management generally.
Board Role in Risk Oversight
Our executive officers have the primary responsibility for enterprise risk management within our Company. Our board actively oversees the Company’s risk management and regularly engages in discussions of the most significant risks the Company faces and how these risks are being managed.
The full board receives regular reports on enterprise risk areas from senior officers of the Company, including regarding COVID-19 related risks, human capital management, food safety, and cyber security.
The board delegates certain risk oversight functions to the audit committee. Under its charter, the audit committee is responsible for oversight of the enterprise risk assessment and management process and ensures the board or a designated committee is monitoring the identification, assessment, and mitigation of all significant enterprise risks. Robust discussion of enterprise risk management (ERM) is held at the full board level. The audit committee oversees policies and guidelines that govern the process by which major financial and accounting risk assessment and management may be undertaken by the Company. The audit committee also oversees our cybersecurity, ethics and compliance programs, and the internal audit function. With respect to cybersecurity, the audit committee monitors the Company’s cybersecurity risk profile, receives periodic updates from management on all matters related to cybersecurity, and reports out to the full board. Through its regular meetings with management, including the accounting, finance, legal, information technology, and internal audit functions, our Audit Committee reviews and discusses the risks related to its areas of oversight and reports to the board with regard to its review.
In addition, the other board committees receive reports and evaluate risks related to their areas of focus. The finance committee actively oversees the company’s risks related to capital structure and liquidity. The nominating and governance committee oversees ESG related risks and risks associated with board structure and other corporate governance policies and practices. The compensation committee oversees compensation-related risk management. The committees regularly report to the full board on the assessment and management of risks that fall under their purview.
The board believes the work undertaken by its committees, the full board, and the senior officers of the Company, enables the board to effectively oversee the Company’s risk management.
The Board’s Role in Management Succession Planning
The board, led by its nominating and governance committee, is actively engaged in succession planning and talent development, with a focus on the CEO and senior management of the Company. The board and the nominating and governance committee consider talent development programs and succession candidates through the lens of Company strategy and anticipated future opportunities and challenges. At its meetings throughout the year, the board and nominating and governance committee review progress of talent development and succession programs and discuss internal and external succession candidates, including their capabilities, accomplishments, goals, and development plans. The full board also reviews and discusses talent strategy and evaluations of potential succession candidates. In addition, potential leaders are given exposure to the board, which enables the board to select successors for the senior executive positions when appropriate.
Selection of Nominees for the Board
A key role of the board is to ensure that it has the skills, expertise, and attributes needed in light of the Company’s strategy, challenges, and opportunities. The board believes that there are skill sets, qualities, and attributes that should be represented on the board as a whole but do not necessarily need to be possessed by each director. The nominating and governance committee thus considers the qualifications and attributes of incumbent directors and director candidates both individually and in the aggregate in light of the current and future needs of the Company. The nominating and governance committee assists the board in identifying and evaluating persons for nomination or renomination for board service or to fill a vacancy on the board. The nominating and governance committee’s evaluation process does not vary based on whether a candidate is recommended by a stockholder, a board member, a member of management, or self-nomination. Once a person is identified as a potential director candidate, the committee may review publicly available information to assess whether the candidate should be further considered. If so, a nominating and governance committee member or designated representative for the nominating and governance committee will contact the person. If the person is willing to be considered for nomination, the person is asked to provide additional information regarding their background; their specific skills, experience, and qualifications for board service; and any direct or indirect relationships with the Company. In addition, one or more interviews may be conducted with nominating and governance committee and board members and nominating and governance committee members may contact one or more references provided by the candidate or others who would have first-hand knowledge of the candidate’s qualifications and attributes.
In evaluating the qualifications and attributes of each potential candidate (including incumbent directors) for nomination or re-nomination or appointment to fill a vacancy, the committee considers:
◦
the candidate’s qualifications, consisting of his/her knowledge (including relevant industry knowledge), understanding of the Company’s businesses and the environment within which the Company operates, experience, skills, substantive areas of expertise, financial literacy, innovative thinking, business judgment, achievements, and other factors required to be considered under applicable laws, rules, or regulations;

◦
the candidate’s attributes, comprising independence, personal and professional integrity, character, reputation, ability to represent the interests of all stockholders, time availability in light of other commitments, dedication, absence of conflicts of interest, diversity, appreciation of multiple cultures, commitment to deal responsibly with environmental and social issues and stakeholder concerns, and other factors that the committee considers appropriate in the context of the needs of the board;

◦
familiarity with and respect for corporate governance requirements and practices;

◦
with respect to incumbent directors, the evaluation of the individual director, their current qualifications, and his or her contributions to the board;

◦
the current composition of the board and its committees; and

◦
intangible qualities of the candidate, including the ability to ask difficult questions and, simultaneously, to work constructively with members of the board, as well as to work effectively with management.

The board considers the recommendations of the nominating and governance committee and then makes the final decision whether to renominate incumbent directors and whether to approve and extend an invitation to a candidate to join the board upon appointment or election, subject to any approvals required by law, rule, or regulation.
Board Membership and Director Independence
Our board of directors has determined that each of our directors, except our CEO, Mr. Murphy, qualifies as an independent director under the rules promulgated by the SEC and The Nasdaq Stock Market® (“Nasdaq”) listing standards. Therefore, 90% of our current directors are independent. Following the annual meeting, if all directors are elected, all of our continuing directors will be independent, except our CEO. Pursuant to SEC and Nasdaq rules and standards, only independent directors may serve on the board’s audit committee, compensation committee, and nominating and governance committee. All members of all board committees are independent in accordance with SEC rules and Nasdaq listing standards. There are no family relationships among any of our executive officers, directors, or nominees for directors.
Our board is committed to diversity and as such includes directors with gender and ethnic diversity and a diverse set of backgrounds, experience, and skills, including:
✓ Executive leadership ✓ Business transformation ✓ Technology strategy ✓ Marketing and consumer insights ✓ Governance ✓ Accounting	✓ Talent, human capital, and organizational development ✓ Finance, investor relations, strategic transactions, and M&A ✓ Restaurant executive leadership ✓ Value creation
Board Diversity Matrix as of April 4, 2022
Total Number of Directors	10
	Female	Male
Part I: Gender Identity
Directors	4	6
Part II: Demographic Background
African American or Black	1	0
White	3	6
Director Attendance
The board of directors held 6 meetings in 2021. Each of our current directors who served in 2021 attended at least 84% of the aggregate total of meetings of the board of directors and committees during their period of service in 2021. The non-management directors of the Company meet at least quarterly throughout the year and as necessary or appropriate in executive sessions at which members of management are not present.
The board of directors strongly encourages each of the directors to attend the annual meeting of stockholders. All eleven of our directors serving at the time attended our 2021 annual meeting.
Committees of the Board
Our board of directors currently has four standing committees: an audit committee, a compensation committee, a finance committee, and a nominating and governance committee. The board added a finance committee in 2019 to provide guidance on long-range planning, budget and capital allocation, and extraordinary stockholder engagement, among other matters. Each standing committee generally meets at least once each quarter. In addition, other regular and special meetings are scheduled as necessary and appropriate depending on the responsibilities of the particular committee. Each committee regularly meets in executive session without management present. Each board committee operates pursuant to a written charter. The charter for each committee is available on the Corporate Governance section of our website at https://ir.redrobin.com/esg/governance-documents. Committee charters are reviewed at least annually by the respective committee to revise and update its duties and responsibilities as necessary.

Name of Committee and Principal Functions	Current Members and Number of Meetings in 2021

Audit Committee
•
Oversees our financial reporting activities, including our annual report and the accounting standards and principles followed

•
Reviews earnings releases and annual and quarterly reports, including use of any non-GAAP disclosures

•
Oversees the disclosure process, including understanding and monitoring of the Company’s disclosure committee

•
Selects and retains the independent auditor

•
Participates in the process to rotate and select the lead audit partner at least every five years

•
Reviews scope and results of audit to be conducted by the independent auditor

•
Evaluates performance and monitors independence, commitment to objectivity, and skepticism of selected independent auditor

•
Approves the budget for fees to be paid to the independent auditor for audit services and non-audit services; evaluates fees for reasonableness and fairness based on benchmarking

•
Oversees the Company’s internal audit function, scope and plan, and the Company’s disclosure and internal controls

•
Oversees the Company’s ethical and regulatory compliance

•
Provides oversight of the Company’s enterprise risk management

•
Regularly meets with independent auditor in executive session

•
Participates in the evaluation of independent auditor and lead audit partner

Committee Members:
Steven K. Lumpkin
Thomas G. Conforti
Anthony A. Ackil

 Chairperson
 Determined by the board to be an audit committee financial expert as defined under SEC rules and be sophisticated under Nasdaq listed company rules
Number of Meetings in 2021:
The audit committee held eight meetings in 2021.

Compensation Committee
•
Develops and performs an annual performance evaluation of our CEO

•
Approves salary, short-term, and long-term incentive compensation programs for the CEO and all executive officers

•
Reviews and adopts employee benefit plans

•
Oversees compensation and benefits related ESG areas

•
Reviews and approves compensation for directors

•
May engage its own compensation consulting firms or other professional advisors to assist in discharging its responsibilities, as necessary

Committee Members: Kalen F. Holmes G.J. Hart David A. Pace Anddria Varnado Chairperson Number of Meetings in 2021: The compensation committee held six meetings in 2021.

Name of Committee and Principal Functions	Current Members and Number of Meetings in 2021

Nominating and Governance Committee
•
Identifies, evaluates, and recommends to the board of directors, candidates for appointment or election to the board and their independence

•
Determines whether to recommend to the board to include the nomination of incumbent directors in the proxy statement

•
Considers candidates to fill any vacancies that may occur

•
At least once a year, considers whether the number of directors and skill sets is appropriate for the Company’s needs and recommends to the board any changes in the composition of the board

•
Evaluates and recommends to the board committee structure and membership

•
Develops and oversees the Company’s corporate governance policies

•
Oversees governance related ESG areas

•
Oversees the Company’s litigation and insurance coverage

•
Oversees the process to assess the performance of the board and its committees

Committee Members: Cambria W. Dunaway Anthony Ackil Allison Page Anddria Varnado Chairperson Number of Meetings in 2021: The nominating and governance committee held six meetings in 2021.

Finance Committee
•
Participates in and provides guidance to the board of directors and management on:

◦
material acquisitions and dispositions

◦
long range planning

◦
annual budget

◦
capital allocation (including share repurchase programs and 10b5-1 plan)

◦
adjustments to capital structure

◦
extraordinary stockholder engagement

Committee Members: Thomas G. Conforti G.J. Hart Steven K. Lumpkin Allison Page Chairperson Number of Meetings in 2021: The finance committee held five meetings in 2021.

Board Evaluations
The board recognizes that a robust and constructive board evaluation process is essential to its effectiveness. As such, the board and each committee conduct annual evaluations to determine whether it and its committees are functioning effectively. As part of the evaluation process, each director also evaluates their own performance and periodically completes peer evaluations of the other directors, designed to assess individual director performance. The evaluation process is overseen by the nominating and governance committee, in consultation with the board chair. Outcomes of the evaluation process have been used to inform board succession planning, committee memberships, chair service, and enhancements to board effectiveness.
Review of Evaluation Process & Assessment Guides	Assessment Guides & Evaluation Forms	One-on-One Discussions	Evaluation Results
• Nominating and Governance Committee reviews process and assessment guide forms
•
Drive robust discussion and valuable feedback

•
Focus on efficiency and effectiveness, board and committee composition, quality of board discussions, quality of materials and information provided, and board culture

		• One-on-one discussions between each member of the board and either the nominating and governance committee chair, board chair, or both, regarding evaluation results	• Final evaluation results discussed with each committee and the full board in executive session
Indemnification of Directors
The Company has entered into agreements to indemnify its directors, executive officers, and certain other key employees. Under these agreements, the Company is obligated to indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. The Company believes these agreements are necessary in attracting and retaining qualified directors and officers.
Limits on Outside Board Service
As provided in our corporate governance guidelines, without specific approval from our board, no director of the Company may serve on more than four public company boards (including the Company’s board) and no member of the audit committee may serve on more than three public company audit committees (including the Company’s audit committee). Any audit committee member’s service on more than three public company audit committees will be subject to the board’s determination that the member is able to effectively serve on the Company’s audit committee.
Stockholder Submission of Director Nominees
A stockholder may submit the name of a director candidate for consideration by the nominating and governance committee by writing to: Nominating and Governance Committee of the Board of Directors, Red Robin Gourmet Burgers, Inc., 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, CO 80111.
The stockholder must submit the following information in support of the candidate: (a) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to serve as a director if elected; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner,

(ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Company, and (iv) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees.
Certain Relationships and Related Transactions
For 2021, we had no material related party transactions that were required to be disclosed in accordance with SEC regulations.
The board of directors recognizes transactions between the Company and related parties present a heightened risk of conflicts of interest. To ensure the Company acts in the best interest of our stockholders, the board has delegated the review and approval of related party transactions to the audit committee. Pursuant to our Code of Ethics and the audit committee charter, any related party transaction required to be disclosed in accordance with applicable SEC regulations must be reviewed and approved by the audit committee. In reviewing a proposed transaction, the audit committee must:
•
satisfy itself that it has been fully informed as to the related party’s relationship and interest, and as to the material facts of the proposed transaction; and

•
consider all the relevant facts and circumstances available to the committee.

After its review, the audit committee will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and our stockholders.
Compensation Committee Interlocks and Insider Participation
During the last completed fiscal year, Cambria W. Dunaway, G.J. Hart, Kalen F. Holmes, David A. Pace, and Anddria Varnado each served as members of the Company’s compensation committee for all or a portion of such period. None of the members of the compensation committee is, or at any time has been, an officer or employee of the Company. None of our current executive officers serves as a director of another entity that has an executive officer who serves on our board.

DIRECTOR COMPENSATION
The compensation program for our directors is set forth in the table below. The director compensation program is evaluated annually by the compensation committee’s independent consultant to assess the program’s alignment with the market. As a result of the analysis, no changes to the compensation program were made in 2021.
Annual Retainer	Each non-employee director of the Company receives an annual cash retainer of $70,000, payable in substantially equal quarterly installments. In addition, the chair of the board and each board committee chair receive annual retainers in substantially equal quarterly installments:
	Chair of the board	$85,000
	Chair of audit committee	$15,000
	Chair of compensation committee	$12,500
	Chair of nominating and governance committee	$10,000
	Chair of finance committee	$10,000
Equity Awards	Each non-employee director receives an annual grant of restricted stock units with a grant date value of approximately $110,000 and a vesting term of one year or the date of the next annual meeting of stockholders, whichever is earlier. The vesting term is consistent with the Company’s declassification of its board of directors with annual elections for one-year terms (until the next annual meeting) in accordance with governance best practices.
2021 Director Compensation
The following table sets forth a summary of the compensation earned by our non-employee directors in fiscal 2021.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Current Directors
Anthony S. Ackil.	70,000	113,411	—	183,411
Thomas G. Conforti	80,000	113,411	—	193,411
Cambria W. Dunaway	80,000	113,411	—	193,411
G.J. Hart	70,000	113,411	—	183,411
Kalen F. Holmes	82,500	113,411	—	195,911
Steven K. Lumpkin	85,000	113,411	—	198,411
David A. Pace	155,000	113,411	—	268,411
Allison Page.	70,000	113,411	—	183,411
Anddria Varnado(3)	54,034	132,296	—	186,330
Former Directors
Glenn B. Kaufman(4)	70,000	113,411	—	183,411

(1)
Each director was awarded 3,201 restricted stock units in May 2021. The fair value of such restricted stock units was computed in accordance with the guidance for accounting for stock compensation at $35.43 per share for all directors. All such restricted stock units are subject to vesting in full one year from the date of grant, or the date of the next annual meeting of stockholders, whichever is earlier.

(2)
The aggregate amount of all other compensation paid to each director in fiscal year 2021 did not exceed $2,500 per director.

(3)
Ms. Varnado joined the board in March 2021. The 2021 restricted stock unit award for Ms. Varnado of 3,734 shares included an additional pro-rated amount for her partial service prior to May 2021.

(4)
Mr. Kaufman retired and concluded his board service on December 31, 2021, on which date his 2021 restricted stock unit award was cancelled for no consideration.

As of the end of the fiscal year 2021, the aggregate number of options and restricted stock units outstanding for each non-employee director is set forth below. Options are considered outstanding until exercised and restricted stock units are considered outstanding until vested and paid.
Directors	Options	Restricted Stock Units
Anthony S. Ackil	—	3,201
Thomas G. Conforti	—	3,201
Cambria W. Dunaway	5,000	3,201
G.J. Hart	—	3,201
Kalen F. Holmes	5,000	3,201
Steven K. Lumpkin	5,000	3,201
David A. Pace	—	3,201
Allison Page	—	3,201
Anddria Varnado	—	3,734
Former Director
Glenn B. Kaufman	—	3,201
Director Stock Ownership Guidelines
The compensation committee has stock ownership guidelines in place for non-employee directors which require non-employee directors to own Company securities with a cumulative cost basis of at least five times the director’s annual retainer. Based on the current annual retainer for non-employee directors, that dollar amount is $350,000. The value of each director’s holdings is based on the value of securities held, which is calculated using the 30-day average share price of the Company’s common stock. Equity owned of record or beneficially, including restricted stock units and vested in-the-money options, are credited toward the guidelines. New non-employee directors have five years from the time the director joins the board to reach the minimum ownership threshold. Non-employee directors may not sell, transfer, or otherwise dispose of common stock that would decrease such director’s cumulative cost basis below the ownership guideline amount. All of our directors are currently in compliance or on track to be in compliance with the guidelines at this time. In addition, a majority of directors have not sold any of their awarded shares.

COMPENSATION DISCUSSION AND ANALYSIS
NAMED EXECUTIVE OFFICERS
In this Compensation Discussion and Analysis, we provide an analysis and explanation of our executive compensation program and the compensation derived from this program by our executive officers, including our “named executive officers.” For 2021, our named executive officers were:
•
Paul J.B. Murphy III, President and Chief Executive Officer

•
Lynn S. Schweinfurth, Executive Vice President and Chief Financial Officer

•
Jonathan A. Muhtar, Executive Vice President and Chief Concept Officer

•
Michael L. Kaplan, Executive Vice President, Chief Legal Officer, and Secretary

•
Darla Morse, Executive Vice President and Chief Information Officer

EXECUTIVE SUMMARY
Red Robin is committed to building long-term stockholder value. Our executive compensation program is designed to pay for performance and link incentives to current and long-term sustained achievement of Company strategic and financial goals. This executive summary provides an overview of our fiscal 2021 performance, compensation actions, and compensation outcomes based on pay for performance alignment. References to “2021” herein are to the Company’s fiscal year ended December 26, 2021.
2021 COMPANY OPERATIONAL AND PERFORMANCE HIGHLIGHTS
The COVID-19 pandemic continues to create unprecedented challenges for our industry, including government mandated restrictions, changing consumer behavior, labor and supply chain challenges, and widespread inflationary costs. Even as government restrictions were lifted, and dining rooms returned to full capacity, the surge in the Delta and Omicron variants continued to highlight the critical importance of providing a safe environment for our Team Members and Guests.
In response to these COVID-19 challenges, the Company limited dining hours and seating capacity to preserve the consistent quality experience our Guests expect from us. Our disciplined Guest focus is delivered through our TGX hospitality model, off-premises enhancements, and our management labor model.
Our ability to attract and retain Team Members has become more challenging in the current competitive job market. Staffing is our number one priority; we have supported our staffing efforts through technology enhancements to the application and hiring process, improving our wage policies, holding national hiring days, and deploying internal and external resources to augment recruiting, hiring, and training efforts. The challenges in hiring and retention and global supply chain disruptions have affected many of our vendor partners, resulting in intermittent product and distribution shortages.
We remain focused on proactively addressing these industry challenges, while delivering a great Guest experience and continuing to prioritize the satisfaction and retention of our Team Members.
Despite the continued challenges of the COVID-19 pandemic, and associated staffing and supply chain headwinds, we made significant progress on executing our strategic business model during 2021. Our accomplishments in 2021 include the following:
✓
Sustained off-premises sales of more than double pre-pandemic levels, with off-premises sales mix of 31.4% for the fourth quarter of 2021, compared to approximately 14.0% in the fourth quarter of 2019. Off-premises sales comprised $84.7 million, $85.1 million and $36.7 million of comparable restaurant revenue for the fourth quarters of 2021, 2020 and 2019, respectively;

✓
Continued Donatos® roll-out to 120 Company-owned restaurants, bringing the total number of restaurants with Donatos® to 198 restaurants as of December 26, 2021. Restaurants that have been serving Donatos® pizza prior to 2021 are continuing to benefit from growing incremental sales beyond their first year as operations mature and brand affinity grows, with comparable restaurant revenue up 6.5% compared to 2019 in restaurants without supply chain issues;
✓
At the end of 2021, we were 93% staffed at the salaried manager positions, and 96% staffed in the General Manager role;

✓
Strengthened our executive team with the addition of G. Wayne Davis as our new Chief People Officer, a respected human resources executive who brings robust experience from multiple industries to Red Robin;

✓
Launched integrated and seamless digital ecosystem for our Guests, including mobile applications on both iOS and Android platforms, an improved and more relevant digital Guest experience consisting of a new and improved website, and the integration of a new loyalty program;

✓
Initiated the process to enter into a new five-year credit agreement to give the Company long-term flexibility to strategically invest in our business and create value for our shareholders, which was concluded in early 2022; and

✓
Completed our lease renegotiation and restructuring initiative that we began in 2020 as a result of the COVID-19 pandemic, resulting in 3% to 4% occupancy savings over remaining lease terms on restructured leases and the highest number of total followers.

2021 COMPENSATION ACTIONS
Our incentive programs demonstrate our commitment to a pay for performance compensation philosophy. The Company made multiple positive changes to its compensation program:
✓
Included key strategic initiatives to support our strategy in the annual incentive plan for 2021 in addition to the Adjusted EBITDA goal.

✓
Aligned our NEOs with shareholders with a long-term perspective on share price performance and increased the portion of “at risk” compensation with a long-term incentive program consisting of 50% weighted in performance stock units (PSUs), and 50% weighted in restricted stock units (RSUs) for the named executive officers.

✓
Set the target for PSUs using a pre-established performance target for a three-year performance period, instead of setting targets annually over the three-year performance period.

The compensation committee set 2021 compensation for our named executive officers as follows:
Base Salary
•
Based on our total compensation philosophy and peer compensation levels as well as individual performance, the compensation committee approved a salary increase for the following named executive officers in May 2021:

◦
Ms. Schweinfurth’s salary increased from $470,000 to $490,000.

◦
Mr. Muhtar’s salary increased from $445,000 to $452,000.

◦
Mr. Kaplan’s salary increased from $400,000 to $412,000.

Annual Performance-Based Incentive
•
The basic structure and primary metric (Adjusted EBITDA) of our annual performance-based cash incentive (STI) program remained the same in 2021 (80% weight). The 2021 bonus was also based on achieving strategic performance targets in 2021 including the rollout of Donatos® pizza to 110 locations (10% weight), and implementation of a new loyalty program platform (10% weight).

◦
No changes were made to named executive officer performance-based cash incentive targets. The individual targets are based on market competitiveness, individual performance, and growth in roles, and serve to increase stockholder alignment, and place a portion of pay “at risk”.

Long-Term Performance-Based Incentive
•
The structure of our long-term incentive (LTI) program opportunities in 2021 for our named executive officers and other executive officers consisted of PSUs (50% weight) and RSUs (50% weight). The long-term incentive program continued to use relative TSR as a pre-established performance target for a three-year cumulative performance period.

◦
Individual targets are based on market competitiveness, individual performance, and growth in roles, and serve to increase stockholder alignment, increase the portion of “at risk” pay, and enhance retention. One of our named executive officers’ long-term incentive target as a percentage of salary was changed:

■
Ms. Schweinfurth’s annual LTI target as a percentage of salary was increased from 130% to 140% in May 2021.

2021 COMPENSATION OUTCOMES
The continuing COVID-19 pandemic and related labor shortage and supply chain disruption challenged the Company’s 2021 performance and, consequently, impacted our named executive officers’ compensation outcomes, consistent with our commitment to a pay for performance compensation philosophy. Based on 2021 performance, the compensation committee:
✓
Approved a 34.5% payout of the annual incentive program based on achievement of above target for one financial goal (Adjusted EBITDA performance for the first fiscal quarter of 2021) and achievement of two major strategic performance goals: continued expansion of Donatos® pizza to an additional 110 restaurant locations, and implementation of our new loyalty program platform.

✓
Made no adjustments to in-progress and outstanding long-term incentive awards, despite the negative consequences of the COVID-19 pandemic on the projected payouts of these awards and the temporary reduction of salaries.

✓
Approved a payout of 4.49% of target for the PSU awards granted in 2019 (for the 2019-2021 performance period).

See “Compensation Discussion and Analysis—Key Components of our Executive Compensation Program—Incentive-Based Compensation” for further information on the annual corporate incentive and long-term incentive program.

COMPENSATION PHILOSOPHY
COMPENSATION PHILOSOPHY
Our executive compensation program is designed to pay for performance and link incentives to current and long-term sustained achievement of Company strategic and financial goals. It encourages our executive officers to think and act like owners, because they are owners and as such are compensated in significant part based on the performance of the Company.
PAY OBJECTIVES
Our compensation objectives are designed to link incentives and rewards with current and long-term sustained achievement of these goals:
•
Attracting, retaining, and motivating the best possible executive talent with the experience and leadership skills capable of driving performance and top- and bottom-line growth in sales and profitability;

•
Creating value for our stockholders by linking executive compensation to the achievement of measurable corporate objectives; and

•
Paying for superior results through a program that incentivizes and rewards achievement of both short-term and long-term organizational and functional objectives with a mix of compensation elements that place a significant portion of cash and equity compensation at risk.

PAY FOR PERFORMANCE ALIGNMENT
Our compensation program is designed to pay for performance and is comprised of performance- based short-term and long-term incentive awards. Such compensation varies in value and is at-risk of forfeiture or reduced payout if performance goals are not achieved or our stock price declines. Performance metrics used for the annual and long-term incentive programs are reviewed and approved by the compensation committee. Restricted stock units and stock options vest ratably over multiple years, the value of which is dependent, in whole or in part, on an increase in the Company’s stock price.
COMPENSATION DECISION PROCESSES
OVERVIEW
✓
Executive compensation decisions are made by our compensation committee, which is comprised solely of independent directors.

✓
When making compensation decisions, our compensation committee receives input from its independent compensation consultant and recommendations from our CEO for the CEO’s direct reports. Our compensation committee reviews benchmarking data of a peer group of restaurant companies as one input into the pay decision process. Other factors that influence pay decisions include, but are not limited to Company performance, individual performance, succession planning, and retention.

COMPENSATION SETTING
The compensation committee approves target total direct compensation levels for named executive officers by establishing base salaries and setting annual and long-term incentive compensation targets. The Company makes pay decisions based on a variety of factors, including:
•
Company performance

•
Company strategy and alignment of incentives

•
Benchmarking data for our restaurant peer group for target total direct compensation (base salaries, short-term incentives, and long-term incentives), based on disclosure in peer proxy statements and other applicable survey data

•
Individual performance and areas of responsibility relative to the market data

•
Compensation relative to other executive officers in the Company

•
Advice from the committee’s independent compensation consultant

•
The CEO’s recommendations with respect to the compensation of the executives who report directly to the CEO, including the other named executive officers

•
Whether our compensation program encourages unnecessary or excessive risk taking

•
Results of the Company’s say-on-pay advisory votes in prior years

•
Management succession planning and retention

CONSIDERATION OF PRIOR SAY-ON-PAY VOTES
At our 2021 annual meeting of stockholders, 93.9% of votes were cast to approve the advisory “say on pay” vote on the 2020 compensation of our named executive officers. This is the third consecutive year of over 90% support for our “say on pay” proposal, with 96.9% of stockholders voting to approve our “say on pay” proposal in 2020 and 90.7% in 2019.
We believe the level of support we received from stockholders for the last three years was driven in part by our commitment to a pay for performance philosophy and our linking incentives to current and long-term sustained achievement of Company strategic goals. The compensation committee considered the results of the advisory vote when setting executive compensation for 2021 and will continue to do so in future executive compensation policies and decisions. We regularly engage with our stockholders and this engagement provides valuable insight that informs the work of both management and the board, including in the areas of executive compensation. In the last 12 months, we held meetings and discussions with stockholders representing more than 50% of our outstanding shares. See “Proxy Summary—Stockholder Engagement” for more discussion about our engagement with our stockholders, including Company participants and topics covered.
BENCHMARKING
Restaurant Peer Group
Restaurant peer group companies were selected and approved by the compensation committee upon the recommendation of management and the committee’s independent compensation consultant and are based on their similarity to us with respect to several criteria, including revenue size, business model, and scope. The peer group used for 2021 compensation benchmarking consists of the 19 restaurant companies identified in the chart below.
In 2021, the compensation committee evaluated and updated its peers to the “New Peer Group” identified in the chart below. The Company’s compensation consultant recommended adding two restaurant companies to the peer group and the removal of one based upon factors such as revenue size, business model, and focus on domestic vs. international sales. As a result, Del Taco Restaurants and El Pollo Loco were added to the peer group. In addition, Domino’s Pizza, Inc. was removed from the Company’s peer group. No other changes were made to the Company’s peer group in 2021. The New Peer Group will be used for setting 2022 compensation.
2021 Peer Group	2022 New Peer Group
Biglari Holdings, Inc.	Biglari Holdings, Inc.
BJ’s Restaurants, Inc.	BJ’s Restaurants, Inc.
Brinker International, Inc.	Brinker International, Inc.
Carrols Restaurant Group, Inc.	Carrols Restaurant Group, Inc.
The Cheesecake Factory, Inc.	The Cheesecake Factory, Inc.
Chuy’s Holdings, Inc.	Chuy’s Holdings, Inc.
Cracker Barrel Old Country Store, Inc.	Cracker Barrel Old Country Store, Inc.
Dave & Buster’s Entertainment, Inc.	Dave & Buster’s Entertainment, Inc.
Denny’s Corporation	Del Taco Restaurants, Inc.
Dine Brands Global, Inc.	Denny’s Corporation

2021 Peer Group	2022 New Peer Group
Domino’s Pizza, Inc.	Dine Brands Global, Inc.
Fiesta Restaurant Group, Inc.	El Pollo Loco Holdings, Inc.
Jack in the Box, Inc.	Fiesta Restaurant Group, Inc.
Noodles & Company	Jack in the Box, Inc.
Papa John’s International, Inc.	Noodles & Company
Ruth’s Hospitality Group, Inc.	Papa John’s International, Inc.
Texas Roadhouse, Inc.	Ruth’s Hospitality Group, Inc.
The Wendy’s Company	Texas Roadhouse, Inc.
The Wendy’s Company
The compensation committee uses competitive compensation data from the annual total compensation study of peer and other restaurant companies and other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the compensation committee uses multiple reference points when establishing targeted compensation levels. The committee applies judgment and discretion in establishing targeted pay levels, considering not only competitive market data, but also factors such as company, business unit, and individual performance, scope of responsibility, critical needs and skill sets, leadership potential, and succession planning.
INDEPENDENT COMPENSATION CONSULTANT
In 2021, Meridian Compensation Partners, LLC (“Meridian”) again served as the compensation committee’s independent compensation consultant. The independent compensation consultant assists with the compensation committee’s annual review of our executive compensation program, cash and equity compensation practices, ongoing development of our executive compensation philosophy, and acts as an advisor to the compensation committee on compensation matters as they arise. The compensation consultant also advises the compensation committee on compensation for the board of directors. The compensation committee evaluated Meridian’s independence as its compensation consultant by considering each of the independence factors adopted by Nasdaq and the SEC. Based on such evaluation, the compensation committee believes no conflict of interest exists that would prevent Meridian from independently representing the compensation committee.
RISK MITIGATION
The compensation committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking. The factors considered by the committee include:
•
the general design philosophy of our compensation policies and practices for employees whose behavior would be most affected by the incentives established by our compensation policies and practices, as such policies and practices relate to or affect risk taking by employees on our behalf, and the manner of their implementation;

•
our risk assessment and incentive considerations in structuring our compensation policies and practices or in awarding and paying compensation;

•
how our compensation policies and practices relate to the realization of risks resulting from the actions of employees in both the short term and the long term;

•
our policies regarding adjustments to our compensation programs and practices to address changes in our risk profile; and

•
material adjustments we have made to our compensation policies and practices as a result of changes in our risk profile.

The compensation committee believes it has mitigated unnecessary risk taking in both the design of the compensation plans and the controls placed upon them because:
•
payouts under our annual and long-term incentive compensation plans are capped;

•
payouts under PSUs with relative TSR performance metric are capped at the target grant amount if Company TSR is negative;

•
long-term incentives feature multiple components; performance is measured over multi-year periods with value dependent on share price as compared to a group of key competitors;

•
the compensation committee has the ability to reduce payouts under our incentive compensation plans in its discretion;

•
executives are subject to robust stock ownership guidelines;

•
executives are subject to anti-hedging and anti-pledging policies with respect to our common stock;

•
the performance goals under our incentive programs relate directly to the business plan approved by the board of directors; and

•
there is an appropriate balance between our annual operating achievements and longer-term value creation, with a particular emphasis on longer-term value creation for our executives.

The compensation committee completes this evaluation annually. Accordingly, based upon the foregoing, the Company believes the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

2021 EXECUTIVE COMPENSATION
OVERVIEW
Our 2021 executive compensation program was comprised of three primary elements: (i) base salaries, (ii) annual performance-based cash incentives (STI), and (iii) long-term incentives (LTI) that include performance stock units (PSUs) based on a three-year performance period, and restricted stock units (RSUs). We believe the metrics used for both the annual performance-based cash incentive and long-term incentive grants drive stockholder value. The goals for our incentive plans are linked to the Company’s financial and strategic business plans.
By design, “at-risk” pay (incentive pay subject to forfeiture or partial or complete loss of value) comprised 82% of total target compensation for the CEO, Paul J.B. Murphy III, and 67% of total target compensation for the other named executive officers who were employed at the end of the year as a group. The charts below reflect the portion of our named executive officers’ 2021 total target compensation that is considered at-risk.
CEO
Our pay for performance compensation is further demonstrated in actual 2021 CEO compensation:
•
Based upon 2021 performance, our CEO in 2021 earned a 34.5% payout of STI and no payout was earned for LTI.

•
No adjustments were made to in-progress and outstanding STI and LTI awards, despite the negative consequences of the COVID-19 pandemic on the projected payouts of these awards.

•
The CEO’s 2021 LTI compensation award links a substantial portion of his pay directly to shareholder return with 50% comprised of PSUs that are based on relative TSR and completely at-risk and subject to a capped payout if Company TSR is negative.

Other Named Executive Officers
KEY COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
Base Salary
Base salary provides a minimum level of remuneration to our named executive officers for their efforts. The compensation committee sets base salaries for our executives to reflect the scope of each executive’s responsibilities, experience, and performance. The compensation committee reviews base salaries annually as part of the benchmarking process and adjusts them from time to time to account for relevant factors such as market changes. The compensation committee also considers the CEO’s evaluation of each executive’s performance and reviews the CEO’s salary recommendations for our executives.
Incentive-Based Compensation
Annual Performance-Based Incentive. Annual performance-based cash incentives are intended to reward achievement of annual financial performance and strategic goals that drive long-term, sustained creation of stockholder value. Our annual incentive goals are established with reference to the annual portion of our multi-year strategic plan. The annual performance metrics are financial-based measures and strategic goals that the compensation committee believes are aligned with our strategy. The compensation committee continually evaluates the measures against which we gauge our performance and may incorporate additional or alternative metrics to incentivize executives to achieve appropriate performance targets and respond to industry changes or market forces.
Each of our executives participates in the annual incentive plan under which the compensation committee uses earnings before interest, taxes, depreciation, and amortization, or EBITDA, as the primary metric. EBITDA may be further adjusted under the 2017 Plan to remove the effect of any one or more of the following: equity compensation expense under ASC 718; accelerated amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; restaurant closure costs; executive transition costs; acquisition and dispositions; a material change in planned capital expenditures; and any items that are unusual in nature, non-recurring, or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Code Section 162(m), if applicable, and is referred to herein as “Adjusted EBITDA.”
The Adjusted EBITDA (80% weight) measure was selected because we believe it best captures our operating results without reflecting the impact of decisions related to our growth, non-operating factors, and other matters. In addition, in 2021, the annual performance-based incentive plan included two strategic goals: rollout of Donatos® pizza to 110 locations (10% weight), and system implementation of the new loyalty program platform (10% weight) to incentivize and reward improvements in these strategically important areas.

The Company grants annual performance-based incentive awards and cash incentive awards, if any, under the 2017 Plan. The compensation committee approves any payouts earned under the annual incentive program following review of actual results at the end of the year. The corresponding dollar payout value varies up or down depending on the actual performance level versus threshold, target, and maximum goals that are set at the beginning of the year. The compensation committee sets the payout ranges each year based on performance expectations and other factors. We believe our performance goals require “stretch” performance and encourage superior performance.
No payouts are earned if the threshold goals are not achieved. The compensation committee may also use various factors to exercise negative discretion when evaluating performance for purposes of awarding annual incentive compensation.
Long-Term Performance-Based Incentives. The compensation committee determines the long-term incentive grants for the executive officers, including the named executive officers, by reviewing peer group market data analysis from its compensation consultant, impact of share usage and affordability, internal equity, and recommendations from the CEO, among other factors. The compensation committee believes the current mix of performance and service-based incentives aligns the interests of executive officers with our stockholders and was appropriate for 2021.
The 2021 long-term incentive grants for named executive officers consisted of a mix of equity awards in the form of a long-term performance-based incentive component payable in PSUs (50%), and RSUs (50%). These awards are designed to focus management on our strategy of driving consistent, sustainable, achievement of long-term goals, both incrementally and over long performance periods. The annual granting of multi-year performance compensation is designed to ensure the execution of our evolving strategic plan, consider appropriate risks and returns, and allow for initiatives that span several fiscal years. The PSUs granted as part of the long-term incentive grants in 2021 have relative TSR as the performance metric and a three-year performance period. If the Company’s TSR is negative for the performance period, the maximum payout will be capped at the target grant amount regardless of relative outperformance to the peer group.

2021 Long-Term Incentive Grants
Beginning in 2017 and continuing through 2019, the long-term performance-based incentive component became payable if annual targets selected by the committee are achieved for that tranche within the three-year performance period. When the performance measure has been met and approved by the compensation committee for a particular tranche during the three-year period of the award, that portion of units is determined but remains subject to a service-vesting requirement until the three-year period has concluded. That determined portion of units is considered “earned,” but is not considered vested and will not be delivered until the applicable three-year period has concluded subject to continued employment on such date. The annual metrics are independent of each other. For the second and third tranches of the 2019 long-term incentive grant, the compensation committee selected Adjusted EBITDA. For the first tranche of the 2019 grant, the compensation committee selected an earnings metric (Adjusted EBITDA) and a cash return on investment capital metric (CROIC) in the design to achieve a balance between earnings and return on investment and to effectively reward both. Beginning in 2020, the committee returned to setting long term performance goals measured over a multi-year performance period and selected a relative TSR metric. Like the goals in our annual performance-based plan, the goals used in our long-term performance-based incentive component are intended to be “stretch” goals, or challenging targets, and are meant to encourage superior performance.
The temporary transition to annual goals measured and assessed over a three-year period reflected the challenges of multi-year forecasting in a volatile restaurant operating environment, which continues to be impacted by changes in traditional consumer dining behavior, including a shift from traditional dine-in consumption to increased off-premise dining activity and the use of technology-based food ordering systems. Beginning in 2020, the compensation committee returned to setting goals over a multi-year period.
The 2017 Plan permits the compensation committee to make adjustments, in its discretion, for non-cash, non-recurring, or unusual items. In 2021, all long-term performance-based incentive awards were granted under the 2017 Plan.

Employee Benefits
We also provide certain other customary retirement and health and welfare benefits and other ancillary compensation to executives, which are in line with those offered to other groups of our employees, and which comprise a modest portion of our named executive officer compensation.
Modest Perquisites
We offer a limited number of modest perquisites to our named executive officers, which include a car allowance, phone allowance, and in-restaurant meal discounts. In addition, where appropriate, we offer usual and customary relocation expense reimbursements including related tax reimbursements on relocation. We review the perquisites we offer to our executives and compare them to those offered by our competitors from time to time.
SUMMARY OF 2021 COMPENSATION ACTIVITY
Base Salary
Named executive officer salaries for 2021, along with any corresponding increases from their 2020 salaries, are set forth below. The compensation committee considers various factors when setting base salaries including peer compensation practices, market competitiveness, the Company’s performance, individual contributions, growth in roles, retention, CEO recommendations for the CEO’s direct reports, and other relevant matters. Amounts below are annualized for those that served in role for partial year.
Named Executive Officer	2020 Salary	2021 Salary	% Change
Paul J.B. Murphy III	$900,000	$900,000	—
Lynn S. Schweinfurth	$470,000	$490,000	4.3%
Jonathan A. Muhtar	$445,000	$452,000	1.5%
Michael L. Kaplan	$400,000	$412,000	3.0%
Darla Morse(1)	—	$390,000	—

(1)
Ms. Morse commenced employment with the Company during fiscal year 2021. The 2021 amount above is annualized.

Incentive-Based Compensation
2021 Annual Performance-Based Cash Incentives. The 2021 annual performance-based cash incentive program was based on two financial performance targets: (1) Adjusted EBITDA for the first fiscal quarter of 2021, and (2) Adjusted EBITDA for the balance of fiscal 2021 (Q2—Q4). Due to the uncertainty of the COVID-19 business environment and the challenge setting credible goals at the beginning of 2021, the compensation committee determined that using two performance periods was appropriate. The actual payouts for these financial targets were determined by comparing the Company’s first fiscal quarter Adjusted EBITDA to a target level of Adjusted EBITDA established by our compensation committee (8% weight) and the Adjusted EBITDA for the balance of the fiscal year to a target level of Adjusted EBITDA (72% weight). Potential payout amounts ranged from 0% to 200% of the executive’s target opportunity based on achievement of Adjusted EBITDA for the applicable period ranging from 85% to 115% of the target level of Adjusted EBITDA for the applicable period. The committee believes the 2021 EBITDA goals were rigorous and demonstrated our commitment to a pay for performance philosophy.
Adjusted EBITDA Target and Preliminary Annual Incentive %
Proportion of Adjusted EBITDA Target Achieved		Payout as a % of Target
Minimum	85%	25%
Target	100%	100%
Maximum	115%	200%
The 2021 annual performance-based cash incentive program was further based on two strategic performance targets: rollout of Donatos® pizza to 110 locations (10% weight), and system implementation of a new loyalty program platform (10% weight). Each initiative is measured independently, and the target bonus is earned for each strategic initiative only if the project target is achieved. The strategic components of the annual performance-based cash incentive were selected to align with updated 2021 strategic priorities which were focused on initiatives intended to drive future revenue growth and our digital capabilities.
Strategic Target	Payout Opportunity %
Donatos® rollout (110 locations)	10%
Loyalty program platform implementation	10%
In 2021, the Adjusted EBITDA financial target for the first fiscal quarter and the two strategic performance targets were met and resulted in a payout. The Adjusted EBITDA financial target for the balance of the fiscal year were not met and did not result in a payout. Based on actual performance during 2021, the total annual corporate bonus earned by our NEOs was 34.5%.
2021 Annual Performance-Based Cash Incentive Goal, Achievement, and Payout
Bonus Component—Financial	Target Performance (dollars in thousands)	Actual Performance (dollars in thousands)	Achievement Percentage	Payout Achieved (before weighting)	Weighting %	Actual Bonus Percentage Earned
Q1 Adjusted EBITDA	$23,900	$26,825	112.2%	181.6%	8%	15.4%
Q2—Q4 Adjusted EBITDA	$69,900	$35,433	50.7%	0.00%	72%	0.00%
Bonus Component—Strategic					Weighting%	Actual Bonus Percentage Earned
Donatos Rollout	110 locations	120 locations	109.1%	100.0%	10%	10.0%
New Loyalty Platform	Implemented	Implemented	100.0%	100.0%	10%	10.0%
Total					100%	34.5%
Each of our named executive officers has a target annual incentive opportunity expressed as a percentage of the executive’s salary and is set based on, among other factors, market and peer comparisons,

and internal equity. The target and actual amounts of our annual performance-based cash incentives paid to our named executive officers in March 2022 for 2021 performance are as follows:
Named Executive Officer	2021 Annualized Salary	Target (% of Actual Salary)	$ Amount at Target	2021 Actual Payout
P. Murphy III	$900,000	120%	$1,080,000	$372,924
L. Schweinfurth	$490,000	75%	$367,500	$126,898
J. Muhtar	$452,000	75%	$339,000	$117,057
M. Kaplan	$412,000	70%	$288,400	$99,585
D. Morse	$390,000	75%	$208,114(1)	$71,862

(1)
Target bonus amount was pro-rated based on hire date of April 12, 2021.

2021 Long-Term Incentive Program. The 2021 annual LTI grants made to our named executive officers consisted of 50% payable in performance stock units and 50% payable in restricted stock units.
2021 Long-Term Incentive Grants. In May 2021, the Company made the following annual grants to our named executive officers for the 2021-2023 long term incentive program:
Named Executive Officer	Total Long-Term Incentive Target Value ($)	Long-Term Incentive PSUs ($)	Time-Based Restricted Stock Units ($)
Paul J.B. Murphy III	3,135,000	1,567,500	1,567,500
Lynn S. Schweinfurth	759,500	379,750	379,750
Jonathan A. Muhtar	723,200	361,600	361,600
Michael L. Kaplan	515,000	257,500	257,500
Darla Morse	273,000	136,500	136,500
The amounts listed in the table above represent the target intended value of the grant and amounts may differ from the accounting values provided in the Summary Compensation Table below. The fair value of the restricted stock units and performance stock units in the table above is based on the grant date market value of the common shares. The market value of our common stock on May 19, 2021, the date of grant, was $35.37.
Long-Term Performance-Based PSUs. For the 2021-2023 long-term incentive grants, 50% was comprised of equity grants in the form of PSUs, as follows:
Named Executive Officer	Long-Term Incentive PSUs Granted	Grant Date Market Value ($)(1)
Paul J.B. Murphy III	45,779	1,567,473
Lynn S. Schweinfurth	11,090	379,722
Jonathan A. Muhtar	10,560	361,574
Michael L. Kaplan	7,520	257,485
Darla Morse	3,986	136,481

(1)
Target PSUs are rounded down to the nearest whole share and therefore may differ slightly from the target award value. The market value of the performance stock units in the table above is based on the grant date market value of the common shares. The market value of our common stock on May 19, 2021, the date of grant, was $35.37.

The PSUs granted as part of the 2021-2023 long-term incentive grants have relative TSR as the performance metric and a three-year performance period. If the Company’s TSR is negative for the performance period, the maximum payout will be capped at the target grant amount regardless of relative outperformance to the peer group.
For the 2021 tranche of the 2019-2021 long-term incentive program, the performance-based incentive metric for the PSUs was Adjusted EBITDA. No PSUs could be earned if minimum threshold performance targets are not met and up to 200% of the target number of PSUs could be earned if maximum performance targets are achieved. From 2019 to 2021, the long-term performance-based incentive targets for each tranche were set annually.
For purposes of the 2021 tranche of awards under our long-term performance-based incentive, potential payout amounts ranged from 0% to 200% of the executive’s target opportunity based on achievement of Adjusted EBITDA ranging from 85% to 115% of the target level of Adjusted EBITDA for the year.
2021 Tranche Payout Scale: Adjusted EBITDA & Target and Preliminary Payout %
Target Achieved		Payout as a % of Target
Below Minimum	<85%	0%
Minimum	85%	25%
Target	100%	100%
Maximum	115%	200%
For 2021, the long-term performance-based incentive percentage was below the minimum threshold and no amount was earned in respect of the 2021 tranche of outstanding long-term performance-based incentive awards.
2021 Tranche Long-Term Incentive Performance-based Incentive Goal, Achievement, and Payout
LTI Component	Target Performance Goal (in thousands)	Actual Performance (in thousands)	Achievement Percentage	Payout Achieved (before weighting)	Weighting %	Actual Bonus Percentage Earned
Adjusted EBITDA	$116,000	$62,259	53.7%	0.00%	100%	0.00%
Total					100%	0.00%
2019-2021 Long-Term Performance-Based Incentives. At the end of 2021, the Company completed a three-year performance cycle for the long-term incentive portion of the LTI plan. The performance period covered fiscal years 2019 through 2021, with targets set annually. Based on Adjusted EBITDA and CROIC performance in 2019, and Adjusted EBITDA performance in 2020 and 2021, our named executive officers earned a minimal payout for performance in fiscal year 2019 and no payout for 2020 and 2021, as reflected in the table below.
2019-2021 Cumulative Long-Term Incentive Performance Achievement
Tranche	Weight	Metrics / Weighting	Award (% of Target)
Tranche #1 (Fiscal 2019)	33.33%	Adjusted EBITDA (50%) CROIC (50%)	13.46%
Tranche #2 (Fiscal 2020)	33.33%	Adjusted EBITDA (100%)	0%
Tranche #3 (Fiscal 2021)	33.33%	Adjusted EBITDA (100%)	0%
Total	100.00%		4.49%
Adjusted EBITDA has been a steady and key metric to measure management performance and create stockholder value. We believe this chosen metric supports our management team’s alignment with stockholders. Further, we believe the below target payouts demonstrate our strong commitment to a pay for performance philosophy.

Restricted Stock Units. The restricted stock units granted in 2021 vest ratably over three years on each anniversary date of the grant, which is designed to align incentives with longer-term value creation for stockholders.
Deductibility of Executive Compensation
The compensation committee considers the tax impacts of material elements of our executive compensation program. These factors alone do not drive our compensation decisions, but rather they are considered along with other factors such as the cash and non-cash impact of the program, and whether the program is consistent with our compensation objectives.
Historically, the compensation committee had generally structured our executive compensation in a manner designed to qualify for deductibility under the performance-based compensation exception from the limitation otherwise applicable under Section 162(m) of the Internal Revenue Code. The performance-based compensation exception has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our named executive officers in excess of $1 million is generally not deductible.
Due to ambiguities and uncertainties in the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of potential transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, while we consider deductibility as one factor in determining executive compensation, in some cases we may decide it is either not possible or desirable to satisfy all of the conditions of Section 162(m) for deductibility and still meet our compensation needs. Accordingly, we may pay compensation that is not deductible under Section 162(m) from time to time.
2022 COMPENSATION PROGRAM
The Company continually assesses our compensation program to ensure it supports our business strategy and situation. For 2022, the annual incentive plan includes performance targets related to major strategic initiatives in addition to a significant portion based on the Adjusted EBITDA goal and will be measured based on the full fiscal year. The long-term incentive program mix consists of 50% weighted in PSUs and 50% weighted in RSUs for the named executive officers, which maintains a significant portion of executive compensation based on stockholder return. The 2022 long-term incentive program includes the setting of pre-established performance target goals for a multi-year performance period. The compensation committee selected relative TSR as the metric to be measured over the three-year performance period for PSU awards. If the Company’s TSR is negative for the performance period, the maximum payout will be capped at the target grant amount regardless of performance greater than the median of the peer group.
GOVERNANCE OF EXECUTIVE COMPENSATION
✓
Pay for performance-focused executive compensation structure, with a significant portion of pay “at-risk”

✓
Independent compensation committee approves executive compensation structure and performance goals

✓
Independent compensation consultant advises the compensation committee

✓
Payouts under our annual and long-term incentive compensation plans are capped

✓
Long-term incentives feature multiple components; performance is measured over multi-year periods with value dependent on share price as compared to a group of key competitors; payouts are capped if TSR is negative

✓
Double trigger required for cash severance and equity vesting upon change in control (other than certain performance awards)

✓
Meaningful stock ownership guidelines for executives and board members

✓
Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors

✓
Clawback policy for the return of certain cash and equity executive incentive compensation in the event of a financial restatement

✓
No excessive perks

✓
No incentivizing of short-term results to the detriment of long-term goals and results

✓
Compensation practices are appropriately structured to avoid incentivizing excessive risk taking

✓
No excise tax gross ups for change in control related situations

✓
No repricing of underwater options without stockholder approval

Executive Stock Ownership Guidelines
Stock ownership guidelines have been in effect for the Company’s executive officers and directors since March 2009. The compensation committee believes that executive stock ownership requirements increase alignment of executive interests with those of stockholders with respect to long-term ownership risk. The guidelines require executive officers to achieve during the term of the executive’s employment a dollar value of Company’s securities based on a multiple of base salary. The current ownership guidelines require our CEO to own five times base salary, three times base salary for executive vice presidents, and two times base salary for senior vice presidents. Pursuant to the guidelines, the value of the executive’s holdings is based on the value of Company securities held, which is calculated using the 30-day average share price of the Company’s common stock. Equity owned of record or beneficially, including restricted stock units, earned but unvested PSUs, and vested in-the-money options, are credited toward the guidelines. The executive officers have five years to achieve the guidelines from their effective date of employment or promotion date. An executive officer may receive additional time to achieve their minimum requirement if the officer’s requirement is increased, calculated based on the additional incremental amount, and the committee may otherwise exercise discretion in extending the time for compliance in other circumstances. All of our executive officers are currently in compliance or on track to be in compliance with their current guidelines.
Compensation Clawback Policy
The Company’s board of directors maintains a compensation clawback policy for its executive officers that provides for the recoupment by the Company of certain excess incentive compensation paid to the officers under certain circumstances. In the event of a restatement of the Company’s previously issued financial statements as a result of either (i) material non-compliance with financial reporting requirements under the securities law or (ii) intentional misconduct by an executive, the Company may recover, to the extent permitted by law, certain incentive compensation, including equity and cash awards, received by the executive that was in excess of what would have been paid in the absence of the incorrect financial statements. If additional clawback rules are approved by the SEC, the Company will review and revise its clawback policy to comply with the new rules.
Pledging and Hedging Transactions in Company Securities
The board has a policy prohibiting hedging and pledging of Company securities by executive officers and directors.
Anti-Hedging Policy
Hedging transactions may permit an executive officer or director to continue to own the Company’s securities obtained through an employee benefit plan or otherwise, but without the full risks and rewards of ownership. When this occurs, the executive officer or director may no longer have the same objectives as the Company’s other stockholders. Therefore, executive officers and directors are prohibited from engaging in any hedging transactions with respect to the Company’s securities, including, without limitation, through the use of financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds.
Anti-Pledging Policy
Pledging of Company securities by an executive officer or director as collateral for a loan or holding such securities in a margin account may result in the executive officer or director having interests that are no longer aligned with the long-term interests of the Company’s other stockholders because of such executive officer or director potentially being immune to the economic exposure to the pledged securities. Additionally, if pledged securities were forced to be sold, potentially without the consent of an executive officer or director due to a failure to meet a margin call or the default on a loan, there may be a violation of the Company’s Insider Trading Policy if the foreclosure or margin sale happens at a time that the executive officer or director is aware of material non-public information or otherwise prohibited from trading. Also, any such sale may result in a possible violation of Section 16 of the Exchange Act, as amended, as well as subject the Company to negative publicity. Accordingly, executive officers and directors are prohibited from making pledges of Company securities as collateral for a loan, or otherwise holding Company securities in a margin account.
Executive Employment Agreements
Each of Mr. Murphy, Ms. Schweinfurth, Mr. Muhtar, and Mr. Kaplan has an employment agreement with the Company, described below under “Executive Employment Agreements.” Except for Mr. Murphy’s, the employment agreements have indefinite terms, terminating on discontinuance of employment in accordance with the terms of the agreements. The agreements provide for severance payments upon certain terminations of employment. The compensation committee believes the terms of these agreements together with the Change in Control Plan (as defined below) are in line with market standards and are an important means to allow management to continue to focus on running the business of the Company in the event of a pending or actual change in control event or other event potentially affecting their employment. More detailed information concerning these severance payments appears below under the caption “Potential Payments upon Termination or Change in Control.”

COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the Company’s management. Based on this review and discussion, the compensation committee recommended to the Company’s board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE
Kalen F. Holmes, Chair
G.J. Hart
David A. Pace
Anddria Varnado

2021 EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to the Company in all capacities by our principal executive officer, principal financial officer, and each of our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2021 (collectively, the named executive officers), for fiscal years 2019 through 2021:
Name and Principal Position	Year	Salary ($)(4)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)(9)	Total ($)
Paul J.B. Murphy III(1)	2021	900,001	—	4,067,922	—	372,924	18,937	5,359,784
President and Chief	2020	806,539	387,000	3,047,621	749,997	108,000	17,976	5,117,133
Executive Officer	2019	180,000	275,000	1,599,996	—	—	8,162	2,063,158
Lynn S. Schweinfurth(2)	2021	483,077	—	985,457	—	126,898	19,735	1,615,167
Executive Vice President	2020	416,578	52,875	620,679	152,747	35,250	102,027	1,380,156
and Chief Financial Officer	2019	398,077	311,000	939,934	—	—	110,570	1,759,581
Jonathan A. Muhtar	2021	449,577	—	938,361	—	117,057	20,588	1,525,583
Executive Vice President	2020	394,174	50,063	655,472	161,309	33,375	23,071	1,317,464
and Chief Concept Officer	2019	425,000	200,000	594,968	—	170,424	24,610	1,415,002
Michael L. Kaplan	2021	407,847	—	668,227	—	99,585	14,651	1,190,310
Executive Vice President	2020	358,462	42,000	446,978	109,996	28,000	13,620	999,056
and Chief Legal Officer	2019	387,885	200,000	328,486	—	128,531	13,274	1,058,176
Darla Morse(3)	2021	277,500	100,000	486,832	—	71,862	111,610	1,047,804
Executive Vice President
and Chief Information Officer

(1)
Mr. Murphy joined the Company in October 2019. The base salary reported for Mr. Murphy in 2019 is prorated for the period of time he provided services to us in 2019. Mr. Murphy’s annual base salary in 2019 was $900,000.

(2)
Ms. Schweinfurth joined the Company in January 2019. The base salary reported for Ms. Schweinfurth in 2019 is prorated for the period of time she provided services to us in 2019. Ms. Schweinfurth’s annual base salary in 2019 was $450,000.

(3)
Ms. Morse joined the Company in April 2021. The base salary reported for Ms. Morse in 2021 is prorated for the period of time she provided services to us in 2021. Ms. Morse’s annual base salary in 2021 was $390,000. The annual bonus reported under Non-Equity Incentive Plan Compensation in 2021 is prorated for the time she provided services to us in 2021.

(4)
Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary into the Deferred Compensation Plan.

(5)
Amounts under Bonus represent one-time sign-on bonuses received by Mr. Murphy in 2019 and 2020 and by Ms. Schweinfurth in 2019, in connection with their initial appointments with the Company pursuant to their employment agreements. In addition, the amount for Ms. Schweinfurth includes her guaranteed minimum bonus of $211,000 for fiscal year 2019, her first year at the Company, pursuant to her employment agreement. In 2019, amounts for each of Messrs. Muhtar and Kaplan represent one-time cash retention awards of $200,000 and $200,000, respectively. In 2020, amounts for each of Mr. Murphy, Ms. Schweinfurth, Mr. Muhtar, and Mr. Kaplan represent one-time cash recognition awards of $162,000, $52,875, $50,063, and $42,000, respectively.

(6)
Amounts under Stock Awards represent the aggregate grant date fair value of restricted stock units and performance stock units awarded, computed in accordance with the accounting guidance for accounting for stock compensation. See Note 14 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 26, 2021 for descriptions of the methodologies and assumptions we used to value restricted stock units and PSUs. See “Outstanding Equity Awards at 2021 Fiscal Year-End” below for a listing of restricted stock unit and PSU awards outstanding for each named executive officer as of December 26, 2021.

(7)
Amounts under Option Awards represent the aggregate grant date fair value of such awards computed in accordance with the accounting guidance for accounting for stock compensation for fiscal 2020. See Note 14 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 26, 2021 for descriptions of the methodologies and assumptions we used to value option awards.

(8)
The amount shown for each named executive officer in the “Non-Equity Incentive Plan Compensation” column is reported for the year in which such amount is earned, even though it is paid in the immediately following year. Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of the annual incentive award payout into the Deferred Compensation Plan.

(9)
Amounts in the “All Other Compensation” column consist of the following payments we paid to or on behalf of the named executive officers.

Name	Year	Car Allowance ($)(a)	Company Match under 401(k) Plan ($)	Moving Expenses & Other Payments ($)(b)	Other ($)(c)
Paul J.B. Murphy III	2021	15,000	—	—	3,937
Lynn S. Schweinfurth	2021	10,200	6,417	—	3,117
Jonathan A. Muhtar	2021	10,200	6,761	—	3,627
Michael L. Kaplan	2021	10,200	—	—	4,451
Darla Morse	2021	7,454	1,200	100,636	2,321

(a)
All executives and certain other employees receive monthly car allowances.

(b)
Represents moving expenses reimbursable by the Company pursuant to the executive’s employment agreement or offer letter.

(c)
Amounts in this column consist of payments made to or on behalf of the NEO for the following: monthly phone allowance (all executives and certain other employees receive monthly phone allowance), meal discounts (the amounts reported are valued at the incremental cost to our Company and are based on approximately 60% of the cost of the meal, which represents the average cost of goods and labor), long-term disability insurance and life insurance provided to executives and certain other employees (the value represents the premiums paid by the Company on behalf of the named executive officer), HSA contribution match, and leadership conference allowance where NEOs were permitted and encouraged to have spousal participation.

Grants of Plan-Based Awards
The following table provides additional information about equity awards and non-equity incentive plan awards granted to our named executive officers during 2021:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)
Paul J.B. Murphy III		432,000	1,080,000	1,944,000	—	—	—	—	—
	5/19/2021	—	—	—	—	—	—	45,779	1,619,203
	5/19/2021	—	—	—	11,445	45,779	91,558	—	2,448,719
Lynn S. Schweinfurth		147,000	367,500	661,500	—	—	—	—	—
	5/19/2021	—	—	—	—	—	—	11,090	392,253
	5/19/2021	—	—	—	2,773	11,090	22,180	—	593,204
Jonathan A. Muhtar		135,600	339,000	610,200	—	—	—	—	—
	5/19/2021	—	—	—	—	—	—	10,560	373,507
	5/19/2021	—	—	—	2,640	10,560	21,120	—	564,854
Michael L. Kaplan		115,360	288,400	519,120	—	—	—	—	—
	5/19/2021	—	—	—	—	—	—	7,520	265,982
	5/19/2021	—	—	—	1,880	7,520	15,040	—	402,245
Darla Morse(5)		83,246	208,114	374,605	—	—	—	—	—
	4/19/2021	—	—	—	—	—	—	3,767	132,636
	5/19/2021	—	—	—	—	—	—	3,986	140,985
	5/19/2021	—	—	—	997	3,986	7,972	—	213,211

(1)
Amounts reflect potential annual incentive payouts to the named executive officers which depend on satisfaction of Company Adjusted EBITDA, and the successful completion of two strategic initiatives in 2021. See “Compensation Discussion and Analysis—Key Components of our Executive Compensation Program—Incentive-Based Compensation—Annual Performance-Based Incentive” for further information.

(2)
Amounts reflect target payouts under long-term PSU awards granted under the 2017 Plan. The awards will cliff vest at the end of the 2021-2023 three-year performance cycle. Performance will be measured over the three years based on a range of minimum threshold, target, and maximum levels. Subject to certain continued employment requirements, the units are scheduled to vest at the end of the performance period if the Company meets certain total shareholder return objectives. The number of units that vest may be 0% to 200% of the target number of units, depending upon performance. Each performance stock unit, once vested, will entitle the named executive officer to receive one share of common stock. See the discussion under “Compensation Discussion and Analysis—Summary of 2021 Compensation Activity—Incentive-Based Compensation—2021 Long-Term Incentive Program.”

(3)
Comprises time-based restricted stock units granted pursuant to the 2017 Plan. Each restricted stock unit represents the contingent right to receive, upon vesting of the unit, one share of common stock. The units are scheduled to vest one-third on each of the first, second, and third anniversaries of the date of grant subject to continuing employment or service with the Company.

(4)
See Note 14 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 26, 2021 for descriptions of the methodologies and assumptions we use to value option and stock awards pursuant to the guidance for accounting for stock compensation.

(5)
Ms. Morse was awarded a one-time grant of 3,767 shares upon joining the Company on April 19, 2021.

Outstanding Equity Awards at 2021 Fiscal Year-End
		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Date	Market Value of Shares That Have Not Vested ($)(16)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(16)
Name	Grant Date	Exercisable	Unexercisable
Paul J.B. Murphy III	10/10/2019	—	—	—	—	52,980(10)	909,137	—	—
	3/25/2020	39,824	79,648	12.61(2)	3/25/2030	39,650(11)	680,394	—	—
	4/9/2020	—	—	—	—	—	—	127,011(14)	2,719,509
	5/19/2021	—	—	—	—	45,779(13)	785,568	45,779(15)	785,568
Lynn S. Schweinfurth	2/4/2019	—	—	—	—	1,198(4)	20,558	—	—
	2/4/2019	—	—	—	—	5,783(5)	99,236	—	—
	2/4/2019	—	—	—	—	2,784(6)	47,773	—	—
	3/19/2019	—	—	—	—	551(8)	9,455	—	—
	4/3/2019	—	—	—	—	1,181(9)	20,266	—	—
	3/25/2020	8,111	16,221	12.61(2)	3/25/2030	8,075(11)	138,567	—	—
	4/9/2020	—	—	—	—	—	—	25,867(14)	443,878
	5/19/2021					11,090(13)	190,304	11,090(15)	190,304
Jonathan A. Muhtar	1/4/2016	12,765	—	59.94	1/4/2026	—	—	—	—
	2/17/2016	9,297	—	63.82	2/17/2026	—	—	—	—
	2/24/2017	12,544	—	47.00	2/24/2027	—	—	—	—
	3/15/2018	7,620	2,540	61.25(1)	3/15/2028	485(3)	8,323	—	—
	3/19/2019	—	—	—	—	3,338(7)	57,280	—	—
	3/19/2019	—	—	—	—	608(8)	10,433	—	—
	3/25/2020	8,566	17,130	12.61(2)	3/25/2030	8,528(11)	146,340	—	—
	4/9/2020	—	—	—	—	—	—	27,317(14)	468,760
	5/19/2021	—	—	—	—	10,560(13)	181,210	10,560(15)	181,210
Michael L. Kaplan	2/19/2014	3,139	—	71.99	2/19/2024	—	—	—	—
	2/18/2015	3,532	—	81.65	2/18/2025	—	—	—	—
	2/17/2016	5,339	—	63.82	2/17/2026	—	—	—	—
	2/24/2017	7,419	—	47.00	2/24/2027	—	—	—	—
	3/15/2018	4,206	1,403	61.25(1)	3/15/2028	268(3)	4,599	—	—
	3/19/2019	—	—	—	—	1,843(7)	31,626	—	—
	3/19/2019	—	—	—	—	335(8)	5,749	—	—
	3/25/2020	5,841	11,681	12.61(2)	3/25/2030	5,815(11)	99,785	—	—
	4/9/2020	—	—	—	—	—	—	18,628(14)	319,656
	5/19/2021	—	—	—	—	7,520(13)	129,043	7,520(15)	129,043
Darla Morse	4/19/2021	—	—	—	—	3,767(12)	64,642	—	—
	5/19/2021	—	—	—	—	3,986(13)	68,400	3,986(15)	68,400

(1)
Award of options granted on March 15, 2018 that vest 25% on each anniversary date of issuance and in full on March 15, 2022.

(2)
Award of options granted on March 25, 2020 that vest 33 1∕3% on each anniversary date of issuance and in full on March 25, 2023.

(3)
Award of restricted stock units granted on March 15, 2018 that vest 25% on each anniversary date of issuance and in full on March 15, 2022.

(4)
Award of restricted stock units granted on February 4, 2019 that vest 33 1∕3% on each anniversary date of issuance and in full on February 4, 2022.

(5)
Award of restricted stock units granted on February 4, 2019 that cliff-vest on February 4, 2022.

(6)
Award of restricted stock units granted on February 4, 2019 that vest 25% on each anniversary date of issuance and in full on February 4, 2023.

(7)
Award of restricted stock units granted on March 19, 2019 that vest 25% on each anniversary date of issuance and in full on March 19, 2023.

(8)
Represents the portion of the PSU Award granted on March 19, 2019 that was earned based on actual performance during fiscal years 2019, 2020, and 2021 and which were not released until certification of performance by the Audit and Compensation Committees in February 2022 .

(9)
Award of restricted stock units granted on April 3, 2019 that vest 33 1∕3% on each anniversary date of issuance and in full on April 3, 2022.

(10)
Award of restricted stock units granted on October 10, 2019 that cliff-vest on October 10, 2022.

(11)
Award of restricted stock units granted on March 25, 2020 that vest 33 1∕3% on each anniversary date of issuance and in full on March 25, 2023.

(12)
Award of restricted stock units granted on April 19, 2021 that vest 33 1∕3% on each anniversary date of issuance and in full on April 19, 2024.

(13)
Award of restricted stock units granted on May 19, 2021 that vest 33 1∕3% on each anniversary date of issuance and in full on May 19, 2024.

(14)
Represents the unearned portion of the PSU Award granted on April 9, 2020.

(15)
Represents the unearned portion of the PSU Award granted on May 19, 2021.

(16)
Based on the closing price of our common stock on December 23, 2021 of $17.16 per share.

Options Exercises and Stock Vested
The following table contains information with respect to the named executive officers concerning option exercises and vesting of restricted stock units during fiscal year 2021:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Paul J.B. Murphy III	—	—	19,826	770,438
Lynn S. Schweinfurth	—	—	8,361	284,904
Jonathan A. Muhtar	—	—	7,585	279,031
Michael L. Kaplan	—	—	4,763	176,249
Darla Morse	—	—	—	—

(1)
Based on the amount by which the market price of our common stock on the date of exercise exceeded the exercise price of the option award.

(2)
Represents restricted stock units vesting during fiscal year 2021. Values are based on the closing price of our common stock on the date of vesting. For Ms. Schweinfurth and Messrs. Muhtar, and Kaplan, amounts also include performance stock units from the 2019-2021 performance incentive award vesting in 2021. Values for the performance stock units are based on the closing price of our common stock on December 23, 2021, the last trading day of the fiscal year, of $17.16 per share

Non-qualified Deferred Compensation
The following table shows information about the amount of contributions, earnings, and balances for each named executive officer under the Company’s Deferred Compensation Plan as of December 26, 2021.
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Paul J.B. Murphy III	—	—	—	—	—
Lynn S. Schweinfurth	72,462	—	15,095	—	159,452
Jonathan A. Muhtar	—	—	—	—	—
Michael L. Kaplan	—	—	—	—	—
Darla Morse	—	—	—	—	—

(1)
Executive Contributions in Last Fiscal Year and Registrant Contributions in Last Fiscal Year were reported as compensation to the relevant named executive officers in our Summary Compensation Table.

(2)
No portion of the Aggregate Earnings (Loss) in Last Fiscal Year was reported as compensation to the relevant named executive officers in our Summary Compensation Table.

(3)
All Aggregate Balance at Last Fiscal Year-End amounts reported in this column were reported as compensation to the relevant named executive officers in our Summary Compensation Table for previous years except for any earnings or losses on deferred amounts.

Red Robin Gourmet Burgers, Inc. Deferred Compensation Plan.The Red Robin Gourmet Burgers, Inc. Deferred Compensation Plan permits executives and other eligible employees to defer portions of their compensation. Under this plan, eligible employees may elect to defer up to 75% of their base salary and up to 100% of incentive compensation each plan year. The Company may make matching contributions in an amount determined by the compensation committee. For the 2021 plan year, the Company did not make matching contributions. The Red Robin 401(k) plan allows highly compensated employees to participate and receive Company matching contributions under the 401(k) plan.
The Company contributes all amounts deferred under the deferred compensation plan to a rabbi trust. Assets in the rabbi trust are invested in certain mutual funds that cover an investment spectrum ranging from equities to money market instruments. All rabbi trust assets remain available to satisfy the claims of the Company’s creditors in the event of the Company’s bankruptcy or insolvency.
When participants elect to defer amounts into the plan, they also select when the amounts ultimately will be distributed. Participants can elect to have deferrals for a particular year paid in a future year if the participant is still employed at that time. Such in-service distributions are made in the form of a lump sum or annual installments. Otherwise, payment of a participant’s account is made a minimum of six months from participant’s termination of employment in the form of a lump sum or up to 15 annual installments if the participant so elected at the time of deferral and if the participant’s total account balance is at least $50,000. A participant can elect to change a prior distribution election to further delay distribution provided that such new election must be provided at least 12 months before the date the previously scheduled distribution would have occurred and provided that the new distribution date is at least five years from the originally scheduled distribution date. A participant may obtain a withdrawal prior to the date otherwise scheduled or elected by the participant if the participant incurs an “unforeseeable emergency” (generally including illness, casualty losses, etc.).
With respect to deferrals after 2004, the plan is intended to comply with the requirements of section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act of 2004. The plan is a “non-qualified” plan for federal tax purposes, meaning the arrangements are deemed to be unfunded and an employee’s interest in the plan is no greater than that of an unsecured general creditor of the Company.
EMPLOYMENT AGREEMENTS, SEPARATION ARRANGEMENTS, AND CIC PLAN
Executive Employment Agreements
Paul J.B. Murphy III Employment Agreement. Our employment agreement with Mr. Murphy, our President and Chief Executive Officer, dated September 2, 2019, has a term commencing on October 3, 2019 and continuing until December 31, 2022, unless terminated earlier in accordance with the employment agreement. Mr. Murphy’s employment agreement provides him with an annual base salary of $900,000, a target bonus of 120% of his base salary (which may be subject to adjustment thereafter, but which shall not exceed 200%) and a target long-term incentive award value of $3,000,000. Mr. Murphy also received a sign-on bonus equal to $500,000, of which $275,000 was paid at the time of the board’s approval of the annual plan for the fiscal year 2020 and the remaining $225,000 was paid on or about October 3, 2020, provided that, on a termination by us for cause or by him without good reason within 36 months after his start date, Mr. Murphy agrees to repay $225,000 of the sign-on bonus, less $6,250 for each full month of employment completed after his start date. Mr. Murphy also received a sign-on award of RSUs with a grant date fair value of $1,600,000 that vests on the third anniversary of the grant date.
The employment agreement provides that he is entitled to receive certain benefits upon termination of his employment not related to a change in control. If the Company terminates Mr. Murphy’s employment without cause, or Mr. Murphy terminates his employment for good reason, Mr. Murphy will receive, among other things (a) continued payment of his annual base salary for a period of two years following the effective date of his termination of employment; (b) payment of a pro rata share of his annual bonus; (c) immediate vesting of his sign-on equity award; and (d) upon his timely election under COBRA, a cash payment equal to eighteen months of the Company portion of his health insurance premiums, including coverage for his dependents.
Good reason is defined in Mr. Murphy’s employment agreement as a reduction in his compensation other than as permitted under the employment agreement, relocation of the Company’s headquarters to a location more than 20 miles from the location prior to such relocation, any breach of a material provision contained in the employment agreement, or a significant reduction in the responsibilities of the chief executive officer; provided that the Company has 30 days to cure any such condition following Mr. Murphy’s notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).
Cause is defined in Mr. Murphy’s employment agreement as (a) his continual and deliberate gross neglect in the performance of his material duties; (b) his failure to devote substantially all of his working time to the business of the Company and its subsidiaries (other than as expressly permitted in the employment agreement); (c) his failure to follow the lawful directives of the board in any material respect; (d) his engaging in misconduct in connection with the performance of any of his duties, including, without limitation, falsifying or attempting to falsify documents, books or records of the Company or its subsidiaries, misappropriating or attempting to misappropriate funds or other property, or securing or attempting to secure any personal profit in connection with any transaction entered into on behalf of the Company or its subsidiaries; (e) his violation, in any material respect, of any policy or of any code or standard of behavior or conduct generally applicable to employees of the Company or its subsidiaries; (f) his breach of the material provisions of the employment agreement or any other non-competition, noninterference, non-disclosure, confidentiality or other similar agreement executed by him with the Company or any of its subsidiaries or other act of disloyalty to the Company or any of its subsidiaries (including, without limitation, aiding a competitor or unauthorized disclosure of confidential information); or (g) his engaging in conduct which is reasonably likely to result in material injury to the reputation of the Company or any of its subsidiaries, including, without limitation, commission of a felony, fraud, embezzlement or other crime involving moral turpitude; provided, that a termination for cause by the Company of any of the events described in clauses (a), (b), (d) and (e) above shall only be effective on 30 days advance written notification, providing him the opportunity to cure, if reasonably capable of cure within; provided, however, that no such notification is required if the cause event is not reasonably capable of cure or the board determines that its fiduciary obligation legally requires it to effect a termination of him for Cause immediately.
Lynn S. Schweinfurth Employment Agreement. Our employment agreement with Ms. Schweinfurth, our Chief Financial Officer, dated December 31, 2018, and amended effective June 11, 2019, has an indefinite term. Ms. Schweinfurth’s employment agreement provides that she is entitled to receive certain benefits upon termination of her employment not related to a change in control. If the Company terminates Ms. Schweinfurth’s employment without cause, or Ms. Schweinfurth terminates her employment for good reason, Ms. Schweinfurth will receive, among other things, payment of an amount equal to her annual base salary.
Good reason is defined in Ms. Schweinfurth’s employment agreement as a reduction in her compensation other than as permitted under the employment agreement, relocation of the Company’s headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in her then effective responsibilities; provided that the Company has 30 days to cure any such condition following
Ms. Schweinfurth’s notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).
Cause generally has the same definition in Ms. Schweinfurth’s employment agreement as in Mr. Murphy’s employment agreement, except the cure period is 10 days instead of 30 days.
Jonathan A. Muhtar Employment Agreement. Our amended and restated employment agreement with Mr. Muhtar, our Chief Concept Officer, dated August 20, 2018, has an indefinite term and provides that he is entitled to receive certain benefits upon termination of his employment not related to a change in control. If the Company terminates Mr. Muhtar’s employment without cause, or Mr. Muhtar terminates his employment for good reason, Mr. Muhtar will receive, among other things, payment of an amount equal to his annual base salary.
Good reason is defined in Mr. Muhtar’s employment agreement as a reduction in his compensation other than as permitted under the employment agreement, relocation of the Company’s headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in his then-effective responsibilities; provided that the Company has 30 days to cure any such condition following Mr. Muhtar’s notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).
Cause generally has the same definition in Mr. Muhtar’s employment agreement as in Ms. Schweinfurth’s employment agreement.
Michael L. Kaplan Employment Agreement. Our amended and restated employment agreement with Mr. Kaplan, our Chief Legal Officer, dated August 20, 2018, has an indefinite term and provides that he is entitled to receive certain benefits upon termination of his employment not related to a change in control. If the Company terminates Mr. Kaplan’s employment without cause, or Mr. Kaplan terminates his employment for good reason, Mr. Kaplan will receive, among other things, (a) payment of an amount equal to his annual base salary; and (b) payment of an amount equal to the target amount of Mr. Kaplan’s annual incentive for the fiscal year in which the effective date of termination occurs.
Good reason is defined in Mr. Kaplan’s employment agreement as a reduction in his compensation other than as permitted under the employment agreement, relocation of the Company’s headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in the then-effective responsibilities of the chief legal officer; provided that the Company has 30 days to cure any such condition following Mr. Kaplan’s notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).
Cause generally has the same definition in Mr. Kaplan’s employment agreement as in Mr. Murphy’s employment agreement, except that the cure period only applies to clause (a).
Each of the above agreements also contains standard confidentiality, non-competition, and non-solicitation provisions.
Change in Control Plan
The Company’s employment agreements with its executive officers provide that such executive officers shall participate in the Company’s Executive Change in Control Severance Plan, effective August 14, 2018 (the “Change in Control Plan”). Following a review of the Company’s change in control benefits, which were set forth in individual agreements, the compensation committee found the benefits were below market and had inconsistent terms among various executives. The committee transitioned to the Change in Control Plan to adjust and adopt provisions consistent with the market and to provide consistent benefits across the executive team while enabling the Company to maintain the ability to differentiate benefits by title, lessen administrative burdens, ease the ability to modify benefits, and simplify negotiations in the future. The Change in Control Plan provides that if the executive’s employment with the Company is terminated (a) by the Company without cause or (b) by the executive for good reason during the 24-month period following a change in control, the executive is entitled to receive, among other things, the following payments and benefits:
•
payment in a lump sum in cash of an amount equal to 2.0 (for the chief executive officer (pursuant to his employment agreement) and the executive vice presidents of the Company); or 1.0 (for the senior vice presidents of the Company), as applicable, times the sum of their (i) annual base salary and (ii) target annual incentive opportunity, payable within ten days following the date of termination;

•
payment in a lump sum in cash of an amount equal to the pro rata portion of the executive’s target annual incentive opportunity for the year in which the date of termination occurs, determined by multiplying such target annual incentive opportunity by a fraction, the numerator of which is the number of days in the then-current calendar year through the date of termination and the denominator of which is three hundred sixty-five, payable within ten days following the date of termination;

•
upon the executive’s timely election of continuation coverage under COBRA, payment in a lump sum in cash of an amount equal to the product of (i) the portion of premiums of the executive’s group health insurance, including coverage for the executive’s eligible dependents, if any, that the Company paid immediately prior to the date of termination and (ii) twenty-four months (in the case of the chief executive officer, president or any executive vice president of the Company) or twelve months (in the case of any senior vice president of the Company), as applicable; and
•
all outstanding and unvested stock option and restricted stock awards subject solely to time-based vesting shall vest in full and any restrictions or forfeiture provisions applicable to restricted stock awards shall lapse, notwithstanding the provisions of any equity incentive plan or any award agreement(s) between the executive and the Company thereunder.

Generally, under the Change in Control Plan and subject to limited exceptions set forth in the Change in Control Plan, a change in control will be deemed to occur if any person acquires more than 30% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company’s assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company’s stockholders approve a complete liquidation or dissolution of the Company. Good reason is defined as a reduction in the executive’s compensation, relocation of the Company’s headquarters to a location more than 20 miles from the existing location, a significant reduction in the then-effective responsibilities of the executive without the executive’s prior written consent, or failure by the Company to obtain the assumption of the obligations contained in the change in control agreement by any successor to the Company.
None of our change in control provisions provide for an excise tax gross up payment for Internal Revenue Code Section 280G/4999 purposes. The board has determined not to enter into any agreements with a named executive officer that contain such an excise tax gross up provision.
Incentive Plans
Set forth below is a description of the change in control provisions contained within our 2017 Plan and our Second Amended and Restated 2007 Performance Incentive Plan (under which there are unvested awards currently outstanding). All outstanding awards under our 2004 Plan are vested.
2017 Plan, as Amended. Generally, and subject to limited exceptions set forth in the 2017 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company’s assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then outstanding under the 2017 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event; provided, that, pursuant to the amendment to the 2017 Plan approved by the Company’s stockholders in 2019, all awards, including awards of stock options and stock appreciation rights (but excluding performance-based awards) issued to individuals other than non-employee directors of the board shall be subject to a minimum vesting period of at least one year from the date of the award, and that all awards, including awards of stock options and stock appreciation rights, if any, to non-employee directors of the board shall be subject to a minimum vesting period ending no earlier than the next annual stockholders meeting or one year from the date of the award, whichever is earlier. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer’s employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The compensation committee also has the discretion to establish other change in control provisions with respect to awards granted under the 2017 Plan. For example, subject to certain limitations, the compensation committee could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event. The compensation committee has established awards of PSUs and cash performance awards under the 2017 Plan that provide for acceleration of vesting of such awards in the event of death, disability, or retirement of the participant or a change in control event of the Company.
Second Amended and Restated 2007 Performance Incentive Plan. Generally, and subject to limited exceptions set forth in the 2007 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company’s assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2007 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer’s employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2007 Plan. For example, the administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event. Beginning in May 2017, the Company has made all awards, including annual incentive awards, under the 2017 Plan.
There are currently no amounts payable to or accrued for payment to any named executive officer under the change in control provisions contained in the plans.
Potential Payments upon Termination or Change in Control
The following table presents the amount of compensation payable to each of our named executive officers as if the triggering termination event had occurred on the last day of our most recently completed fiscal year, December 26, 2021:

Name	Benefit(1)	Termination w/o Cause or Resignation with Good Reason($)	Termination with Cause or Resignation w/o Good Reason($)	Death($)	Disability($)	Change in Control($)(2)
Paul J.B. Murphy III	Salary	1,800,000(3)	—	—	—	—
	Salary + Annual Incentive	—	—	—	—	3,960,000(4)
	Annual Incentive	372,924(13)	372,924 (13)	372,924 (13)	372,924 (13)	1,062,247(10)
	Health Benefits	9,502(5)	—	—	—	12,669(6)
	Acceleration of RSUs	909,137(7)	—	—	—	2,375,110(8)
	Acceleration of Options	—	—	—	—	543,598(15)
	Acceleration of PSUs	—	—	1,560,564(11)	1,560,564(11)	2,965,076(12)
Lynn S. Schweinfurth	Salary	490,000(9)	—	—	—	—
	Salary + Annual Incentive	—	—	—	—	1,715,000(4)
	Annual Incentive	126,898(13)	126,898(13)	126,898(13)	126,898(13)	361,459(10)
	Health Benefits	—	—	—	—	—
	Acceleration of RSUs	—	—	—	—	536,994(8)
	Acceleration of Options	—	—	—	—	110,711(15)
	Acceleration of PSUs	—	—	324,832(11)	324,832 (11)	634,182(12)
Jonathan A. Muhtar	Salary	452,000(14)	—	—	—	—
	Salary + Annual Incentive	—	—	—	—	1,582,000(4)
	Annual Incentive	117,057(13)	117,057(13)	117,057(13)	117,057(13)	311,199(10)
	Health Benefits	—	—	—	—	19,214(6)
	Acceleration of RSUs	—	—	—	—	384,830(8)
	Acceleration of Options	—	—	—	—	38,795(15)
	Acceleration of PSUs	—	—	338,472(11)	338,472(11)	649,969(12)
Michael L. Kaplan	Salary	412,000(16)	—	—	—	—
	Salary + Annual Incentive	—	—	—	—	1,400,800(4)
	Annual Incentive	288,400(17)	99,585(13)	99,585(13)	99,585(13)	283,659(10)
	Health Benefits	—	—	—	—	19,214(6)
	Acceleration of RSUs	—	—	—	—	260,460(8)
	Acceleration of Options	—	—	—	—	79,725(15)
	Acceleration of PSUs	—	—	232,076 (11)	232,076 (11)	448,700(12)
Darla Morse	Salary	390,000	—	—	—	—
	Salary + Annual Incentive	—	—	—	—	1,326,000(4)
	Annual Incentive	65,262(13)	65,262(13)	65,262(13)	65,262(13)	268,6512(10)
	Health Benefits	—	—	—	—	5,386(6)
	Acceleration of RSUs	—	—	—	—	133,041(8)
	Acceleration of Options	—	—	—	—	—
	Acceleration of PSUs	—	—	15,812	15,812	68,400(12)

(1)
A number of our employee benefit and incentive pay plans provide for payment upon termination of employment of any participant. If terminated on December 26, 2021, each of the named executive officers would have received benefits and payments under these plans in addition to the amounts described in the table above.

(2)
As discussed above, the change in control provisions or termination provisions that apply before or after a change in control in the Change in Control Plan and applicable award agreements contain double trigger provisions, and thus any payments described in the above table are generally required to be made only if the Company terminates the executive’s employment without cause or the executive resigns with good reason, within a defined protection period following the change in control.

(3)
Represents an amount equal to two times Mr. Murphy’s 2021 base salary payable in substantially equal installments for 24 months following date of termination of employment.

(4)
Represents an amount equal to two times the sum of (i) the named executive officer’s 2021 base salary and (ii) the named executive officer’s target annual incentive award for 2021, payable in a lump sum within 10 days following effective date of termination of employment.

(5)
Consists of the costs of the Company portion of premiums for Mr. Murphy and his dependents under the Company’s existing health insurance plans per month for a period of eighteen months following the effective date of termination without cause or resignation with good reason under Mr. Murphy’s employment agreement.

(6)
Consists of the costs of the Company portion of premiums for the named executive officer and their dependents under the Company’s existing medical, dental, and prescription insurance plans per month for a period of twenty-four months following the effective date of termination.

(7)
Mr. Murphy is entitled to accelerated vesting of his sign-on equity award upon a termination without cause or resignation with good reason under Mr. Murphy’s employment agreement. The value included in the table above is based on the closing sales price of the Company’s common stock on Nasdaq as of December 23, 2021, the last business day preceding such date ($17.16).

(8)
The values included in the table above are based on the number of restricted shares or restricted stock units that would have vested on December 26, 2021, multiplied by the closing sales price of the Company’s common stock on Nasdaq as of December 23, 2021, the last business day preceding such date ($17.16).

(9)
Represents an amount equal to Ms. Schweinfurth’s 2021 base salary payable in a lump sum within 60 days following termination of employment.

(10)
Represents the pro-rata amount of the named executive officer’s target annual incentive award for 2021 determined by multiplying such target annual incentive award by a fraction, the numerator of which is the number of days in the then-current calendar year through the termination date and the denominator of which is 365, payable in a lump sum within 10 days following the termination of employment.

(11)
The 2020 and 2021 PSU awards provide, among other things, that upon the death or disability of such named executive officer before the completion of the performance period, the number of shares of stock earned is based on the extent to which the performance goals for the entire performance period are achieved, prorated to reflect service through the named executive officer’s termination date. As relative TSR performance for the performance period is not currently determinable, we have included the value assuming target performance. Accordingly, the values included in the table above are based on the number of shares that would have vested under such PSU awards on December 26, 2021, multiplied by the closing sales price of the Company’s common stock on Nasdaq as of December 23, 2021, the last business day preceding such date ($17.16). Amounts payable under the 2019 PSU award are not included as they were earned as of December 26, 2021 pursuant to the award agreement.

(12)
The 2020 and 2021 PSU awards provides that if a change in control occurs prior to the end of the performance period under the award, then the award will be deemed earned as follows: (a) if the change in control occurs on or prior to the completion of 50% of the performance period, the number of shares earned will be determined as if the performance goal had been achieved at target; and (b) if the change in control occurs after the completion of 50% of the performance period, the number of shares earned will be determined based on the extent to which the performance goal has been achieved (except that the value of the Company’s share price shall be determined by the Board of Directors in good faith and the Company’s performance against the performance goal as determined by the compensation committee in good faith as of the date of the change in control). Accordingly, the values included in the table above are based on the number of shares that would have vested under the PSU on December 26, 2021 (using the number of target shares for the 2020 and 2021 PSU awards), multiplied by the closing sales price of the Company’s common stock on Nasdaq as of December 23, 2021, the last business day preceding such date ($17.16). Amounts payable under the 2019 PSU award are not included as they were earned as of December 26, 2021 pursuant to the award agreement.

(13)
Represents the amount the named executive officer or their estate would have been paid for his or her annual incentive award for 2021 had the named executive officer been employed on the payment date.

(14)
Represents an amount equal to Mr. Muhtar’s 2021 base salary payable in a lump sum within 60 days following termination of employment.

(15)
The Change in Control Plan and the applicable award agreements for the named executive officers provide that upon a termination in connection with a change in control, the named executive officer has the right to require the Company to pay the difference between the fair market value of the Company’s common stock on December 26, 2021 and the exercise price of the options held by the named executive officer on an aggregate basis.

(16)
Represents an amount equal to Mr. Kaplan’s 2021 base salary payable in a lump sum within 60 days following termination of employment.

(17)
Represents the named executive officer’s target annual incentive payable in a lump sum at the regularly scheduled payment date.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing information about the ratio of the annual total compensation of our Chief Executive Officer Mr. Murphy, who served in such capacity through the duration of fiscal year 2021, to the annual total compensation of our median employee. We believe our pay ratio, which is based on our payroll and employment records using the methodology described below, is a reasonable estimate calculated in a manner consistent with the SEC pay ratio rules.
Approximately 92% of our employee population consists of hourly restaurant Team Members. Red Robin hourly restaurant roles can be full-time or part-time. Flexible and part-time employment opportunities can be attractive for Team Members seeking to balance other commitments, have a social connection, or earn supplemental income. However, part-time employment has the effect of reducing the annual total compensation for our median employee.
To determine the median employee, we used total cash compensation (including tips) paid in 2021 as reported to the Internal Revenue Service on Form W-2 of our employee population including full time, part time, temporary, and seasonal employees, and excluding our Chief Executive Officer. Red Robin employed 21,659 Team Members as of December 26, 2021, the last day of our fiscal year. No cost of living adjustments were made to determine the median employee. We did, however, annualize the compensation used for full time and part time employees who were not employed by Red Robin for all of 2021 by taking an employee’s compensation for the number of active days for which they were employed and annualizing such amount for the full year. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute equity awards to employees. Less than 5.0% of our total employee population of 21,659 individuals as of December 26, 2021 received equity awards in 2021. Our median employee was identified as a restaurant Team Member who worked primarily as a Server during 2021 and was paid on an hourly basis but also received tipped income. The median employee worked an average of 21.8 hours per week (or 1,135 hours during the year) in 2021. After identifying the median employee, we calculated that employee’s 2021 annual total compensation using the same methodology (and including all the same compensation elements) that we used for our named executive officers in the 2021 Summary Compensation Table set forth above in this proxy statement. The median employee earned $21,163 in total compensation (including tips) during 2021.
The annual 2021 total compensation of our CEO, as shown in the Summary Compensation Table, is
$5,359,784. As a result, we estimate that for fiscal year 2020, the ratio of our CEO annual total compensation to that of our median employee was approximately 253:1.
Because the rules governing pay ratio disclosure allow for companies to use different methodologies, apply various exclusions, and otherwise make reasonable assumptions and estimates that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio. As a result, our pay ratio should not be used as a basis for comparison between us and other companies. We have provided this pay ratio information for compliance purposes, and neither the compensation committee nor Company management has used the pay ratio measure to influence decisions in determining compensation for our executives or other employees.

PROPOSAL 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Company seeks a non-binding advisory vote from its stockholders to approve the executive compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs. As an advisory vote, the outcome of the vote on this proposal is not binding upon us. Our compensation committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers. In 2021, our advisory vote proposal was supported by approximately 93.9% of the votes cast. The board has adopted a policy of providing for annual say-on-pay advisory votes.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation objectives have been designed to link incentives and rewards for our executives to the achievement of specific and sustainable financial and strategic goals which are expected to result in increased stockholder value. We believe our executive compensation program satisfies these goals and is aligned with the long-term interests of our stockholders.
We request stockholder approval of the 2021 compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies, and practices described in this proxy statement. Accordingly, we ask that you vote FOR the following resolution to approve, on an advisory basis, the compensation of our named executive officers:
“RESOLVED, that the stockholders of Red Robin Gourmet Burgers, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2022 annual meeting of stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure within the proxy statement.”
Please read the “Compensation Discussion and Analysis” section contained in this proxy statement, including the tables and narrative disclosures contained therein for additional details about our executive compensation programs.
VOTE REQUIRED
Proposal No. 2 requires the approval of a majority of the votes cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.
BOARD RECOMMENDATION
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The audit committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to perform the audit of our financial statements and our internal control over financial reporting. The audit committee selected Deloitte & Touche LLP (“Deloitte”) as our independent auditor for the fiscal year ending December 25, 2022.
CHANGE IN INDEPENDENT AUDITOR
The audit committee of the board of directors conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2021. Multiple firms were invited to participate in this process including KPMG LLP (“KPMG”) which has served as the Company’s independent registered public accounting firm since 2015.
As a result of this process, following the review and evaluation of the proposals from the participating firms, on March 4, 2021, the audit committee engaged Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2021, subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter, and dismissed KPMG as the Company’s independent registered accounting firm.
KPMG’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 27, 2020 and December 29, 2019 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: KPMG’s report on the Company’s consolidated financial statements as of and for the fiscal years ended December 27, 2020 and December 29, 2019, contained a separate paragraph stating that “As discussed in Note 11 to the consolidated financial statements, the Company has changed its method for accounting for leases as of December 31, 2018 due to the adoption of Accounting Standards Update No. 2016-02, Leases.”
KPMG’s audit reports on the effectiveness of internal control over financial reporting as of December 27, 2020 and December 29, 2019 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 27, 2020 and December 29, 2019, and in the subsequent interim period through March 4, 2021: (i) there were no disagreements with KPMG (within the meaning of Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) of the rules and regulations of the SEC) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in its reports; and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).
Additionally, during the fiscal years ended December 27, 2020 and December 29, 2019, and during the subsequent interim period through March 4, 2021, neither the Company, nor anyone on its behalf, had consulted Deloitte with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
The Company provided KPMG and Deloitte a with a copy of the disclosures contained in this “Change in Accountants” section of the proxy statement.

EVALUATION OF AUDITOR
In approving the selection of Deloitte as the Company’s independent auditor for the fiscal year ending December 25, 2022, the audit committee considered, among other factors:
•
Firm and engagement team experience, including in our industry;

•
Audit approach and supporting tools;

•
General technical expertise;

•
Audit quality factors, including timing of procedures and engagement team workload and allocation;

•
Recent Public Company Accounting Oversight Board (PCAOB) inspection findings and the firms’ responses thereto;

•
Communication and interaction with the audit committee and management;

•
Independence and commitment to objectivity and professional skepticism; and

•
The reasonableness and appropriateness of fees.

Based on this evaluation, our board is requesting that our stockholders ratify Deloitte’s appointment for the 2022 fiscal year. We are not required to seek ratification from stockholders of our selection of independent auditor but are doing so as a matter of good governance. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the audit committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives from Deloitte are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to any questions that might arise.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table summarizes the aggregate fees expected to be billed by Deloitte for the fiscal year ended December 26, 2021 and by KPMG for the fiscal year ended December 27, 2020:
	2021	2020
Audit fees	$650,997	$1,059,171
Audit-related fees	—	—
Tax fees	—	$160,000
All other fees	—	—
Total	$650,997	$1,219,171
Audit Fees
Fees for audit services in 2021 consisted of the audit of our annual financial statements and reports on internal controls required by the Sarbanes-Oxley Act of 2002, reviews of our quarterly financial statements, comfort letters, consents and other services related to SEC filings.
Fees for audit services in 2020 consisted of the audit of our annual financial statements and reports on internal controls required by the Sarbanes-Oxley Act of 2002, reviews of our quarterly financial statements, comfort letters, consents and other services related to SEC filings, review of our Franchise Disclosure Document, and a subscription for the KPMG accounting research online tool.
Audit-Related Fees
No fees for audit-related services were billed by Deloitte in 2021 nor by KPMG in 2020.

Tax Fee
No fees for tax services were billed by Deloitte in 2021. Fees for tax services billed KPMG in 2020 related to fixed asset and cost segregation tax consulting services.
All Other Fees
There were no other fees billed by Deloitte in 2021 or KPMG in 2020.
Audit Committee’s Pre-Approval Policies and Procedures
The audit committee pre-approves all audit and non-audit services to be performed by its independent auditor and has established policies and procedures to ensure the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence. The policies and procedures are detailed as to the particular service and do not delegate the audit committee’s responsibility to management.
In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have the independent auditor perform during the fiscal year, accompanied by an estimated range of fees for each service to be performed. The audit committee pre-approves or rejects the service and an accompanying range of fees for each service desired to be performed. Management is required to seek additional audit committee pre-approval when management becomes aware that any pre-approved service will result in actual fees greater than the fees initially approved. During the course of the year, the chair of the audit committee has the authority to pre-approve requests for services. At each subsequent audit committee meeting, the chair of the audit committee reports any interim pre-approvals since the last meeting.
All of the fees set forth in the Principal Accountant Fees and Services table above for fiscal year 2021 were pre-approved by the audit committee.
VOTE REQUIRED
Proposal No. 3 requires the approval of a majority of the votes cast on the proposal. Abstentions will have no effect on the outcome of the vote. As this is a routine matter, we do not expect any broker non-votes on this Proposal.
BOARD RECOMMENDATION
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 25, 2022.

AUDIT COMMITTEE REPORT
The audit committee is responsible for overseeing and evaluating the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the Company’s financial reporting process, accounting principles, and internal controls as well as preparation of the Company’s financial statements in accordance with generally accepted accounting principles in the United States (GAAP). Deloitte, our independent auditor for 2021 is responsible for expressing opinions on the conformity of the Company’s audited financial statements with GAAP and on the Company’s internal control over financial reporting.
The audit committee has reviewed and discussed with management and Deloitte the audited financial statements for the year ended December 26, 2021, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and Deloitte’s evaluation of the Company’s internal control over financial reporting.
The audit committee has reviewed and discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission. The audit committee has received from Deloitte the written disclosures and the letter required by applicable PCAOB requirements regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee has also discussed such independence with Deloitte.
Based upon the review and discussions described above, the audit committee recommended to the board of directors that the Company’s audited financial statements be included in its annual report on Form 10-K for the year ended December 26, 2021, and the board of directors accepted the audit committee’s recommendations.
THE AUDIT COMMITTEE
Steven K. Lumpkin, Chair
Thomas G. Conforti
Anthony S. Ackil

VOTING PROCEDURES
YOUR VOTE IS VERY IMPORTANT
It is very important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend the 2022 annual meeting of stockholders, please vote as soon as possible. We urge you to read the proxy statement and vote your shares as soon as possible. Specific voting instructions are set forth in the proxy statement and on both the Important Notice Regarding the Availability of Proxy Materials and proxy card. We urge you to vote as soon as possible even if you plan to attend the 2022 annual meeting of the stockholders, so that if you are unable to attend the annual meeting, your shares can be voted. Voting now will not limit your right to change your vote or to attend the 2022 annual meeting. If you should be present at the annual meeting and desire to vote in person, you may revoke any previously submitted proxy. If your shares are held in the name of a broker, bank, or other holder of record, follow the voting instructions you received from the holder of record in order to vote your shares.
If you are a beneficial owner of shares, to the extent that your bank, broker, or other holder of record has provided you with proxy materials and you do not instruct your bank, broker, or other holder of record how you want to vote, your shares may not be voted by a record holder on Proposal Nos. 1-2. Accordingly, we urge you to give instructions to your bank, broker, or other holder of record as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.
The individuals named as proxies on the proxy card to vote your shares also have the discretionary authority to vote your shares, to the extent permitted by Rule 14(a)-4(c) under the Exchange Act, on any matter that is properly brought before the annual meeting. As of the date of the Notice of Annual Meeting of Stockholders, we knew of no other matters to be presented at the annual meeting.
VOTING INFORMATION
Voting rights. As of March 22, 2022, the record date for the meeting, we had 15,784,905 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on all items being voted on at the meeting. You can vote all of the shares that you owned on the record date. These shares may include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank, or other nominee.
Voting instructions. We encourage all stockholders to submit votes in advance of the meeting. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted in advance of the meeting.
•
Stockholder of record. If your shares are registered directly in your name with Red Robin’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and we are sending these proxy materials directly to you. If you are a stockholder of record, you may vote by submitting a proxy. We have enclosed a proxy card and return envelope for you to use.

•
Beneficial ownership. If your shares are held in a brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name. Your proxy materials are being forwarded to you by your bank, broker, trustee, or nominee, who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee, or nominee on how to vote via the Internet or by telephone if the bank, broker, trustee, or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee, or nominee provides you instructions on how to vote your shares. Stock exchange rules prohibit brokers from voting on Proposal No. 1 (election of directors) and Proposal No. 2 (advisory vote on executive compensation) without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such broker non-votes will not be counted as voted or as present or represented on those proposals and so will have no effect on the vote for Proposal Nos. 1 and 2. Votes directed by Internet or telephone through such a bank, broker, trustee, or nominee must be received by 11:59 p.m. Eastern Time on May 18, 2022, unless otherwise directed by your bank or broker. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain and submit a “legal proxy” from the broker, bank, or other holder of record that holds your shares, giving you the right to vote the shares at the meeting.
Voting in-person. Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain and submit a legal proxy from the broker, bank, or other holder of record that holds your shares giving you the right to vote the shares.
Additional meeting matters. We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holder, Lynn S. Schweinfurth or Michael L. Kaplan, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate nominated by our board of directors.
VOTES REQUIRED FOR EACH PROPOSAL
The following four proposals will be presented at the annual meeting for your vote.
Our board of directors recommends a vote FOR all the director nominees in Proposal 1, and FOR Proposals 2 and 3.
Proposal		Votes Required for Each Proposal	Board’s Voting Recommendation	Page Reference (for more detail)
1	Election of Directors	Votes cast ‘for’ a nominee’s election exceed the votes cast ‘against’ such nominee’s election	FOR All nominees	10
2	Advisory Vote to Approve Executive Compensation	Affirmative vote of a majority of the votes cast	FOR	59
3	Ratification of Independent Auditor	Affirmative vote of a majority of the votes cast	FOR	60
ATTENDANCE AT THE MEETING
All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.
If you are not a stockholder of record but hold shares through a bank, broker, or other holder of record, you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of March 22, 2022 or other similar evidence of ownership. If you do not have valid, current, government-issued photo identification, such as a driver’s license, or proof of your stock ownership, you will not be admitted to the meeting. Registration and seating will begin at 7:30 a.m. MDT.
No cameras, laptops, recording equipment, other similar electronic devices, signs, placards, briefcases, backpacks, large bags, or packages will be permitted in the annual meeting. The Company reserves the right to deny admittance to any stockholder who attempts to bring any such item into the annual meeting. Small purses and bags are permissible, but they will be subject to inspection. All security procedures and instructions require strict adherence. By attending the annual meeting, stockholders agree to abide by the agenda and procedures for the annual meeting, copies of which will be distributed to attendees at the meeting.

DETERMINATION OF QUORUM
The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes will be counted for purposes of determining the presence of a quorum at the meeting.
REVOCABILITY OF PROXIES
Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by: (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111; (2) executing and delivering a later dated proxy; or (3) voting in person at the annual meeting. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
If your shares are held in “street name” (i.e., held of record by a bank, broker, or other holder of record) and you wish to revoke a proxy, you should contact your bank, broker, or other holder of record and follow its procedures for changing your voting instructions. You also may vote in person at the annual meeting if you obtain and submit a legal proxy from your bank, broker, or other holder of record.
Only the latest validly executed proxy that you submit will count.
PROXY SOLICITATION COSTS
The accompanying proxy is being solicited on behalf of the board of directors of our Company. The expense of preparing, printing, and mailing the notice regarding internet availability or proxy card and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mail, proxies may be solicited by telephone, other electronic means, or in person, by our directors, officers, and employees at no additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, Georgeson LLC has been retained to assist in the solicitation of proxies for the 2022 annual meeting of stockholders for a fee of approximately $9,500 plus associated costs and expenses.
DELIVERY OF PROXY MATERIALS
Important Notice Regarding Availability of Proxy Materials
Our proxy materials are available at http://www.redrobin.com/eproxy.
“HOUSEHOLDING” OF PROXY MATERIALS
As permitted by applicable law, we may deliver only one copy of certain of our documents, including the proxy statement, annual report, and information statement to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for the Company.
If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of the proxy materials, which are typically mailed in April of each year, by notifying us in writing at: Red Robin Gourmet Burgers, Inc., Attn: Stockholder Services, 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111, or by contacting us at (303) 846-6000. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 846-6000, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.
ADDITIONAL INFORMATION
OTHER BUSINESS
The board knows of no other matters to be presented for stockholder action at the meeting. If other matters are properly brought before the meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.
STOCK OWNERSHIP INFORMATION
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership for each table is based on 15,784,905 shares of common stock outstanding as of March 22, 2022.

Stock Ownership of Certain Beneficial Owners
The following table sets forth information regarding beneficial owners of more than 5% of our common stock as of March 22, 2022 (unless otherwise indicated). All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to the Company.
	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1)	2,428,630	15.4%
T. Rowe Price Associates, Inc.(2)	2,304,663	14.6%
American Century Investment Management, Inc.(3)	2,088,557	13.3%
The Vanguard Group(4)	1,130,814	7.2%

(1)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on January 28, 2022. At the time of filing, the reporting person reported that it and certain of its subsidiaries has sole voting power over 2,422,417 shares and sole dispositive power over 2,428,630 shares. The filing also reports that the interest of one person, iShares Core S&P Small-Cap ETF, in the shares is greater than five percent (5%) of the total number of outstanding shares. The principal business office of Blackrock is located at 55 East 52nd Street, New York, New York 10055.

(2)
This information is based on an amendment to Schedule 13G filed with the SEC on February 14, 2022 jointly by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price Small-Cap Stock Fund, Inc. (“Price Small-Cap Fund”). These securities are owned by various individual and institutional investors, including Price Associates (which was the beneficial owner with sole dispositive power as to an aggregate of 2,304,663 shares and sole voting power as to an aggregate of 786,088 shares) and Price Small-Cap Fund (which was the beneficial owner with sole voting power as to an aggregate of 699,051 shares, which amount such amended Schedule 13G reports is also included in the aggregate amount reported by Price Associates). The principal business office of Price Associates and Price Small-Cap Fund is located at 100 E. Pratt Street, Baltimore, Maryland 21202.

(3)
This disclosure is based on a Schedule 13G filed with the SEC on February 4, 2022 jointly by American Century Investment Management, Inc. (“American Century”), American Century Capital Portfolios, Inc. (“ACCP”), American Century Companies, Inc. (“ACC”) and Stowers Institute for Medical Research (“Stowers”). At the time of filing, Stowers, American Century and ACC reported having sole voting power over 2,038,036 shares and sole dispositive power over 2,088,557 shares, including 1,555,000 shares over which ACCP has sole voting and dispositive power. ACC is controlled by Stowers. American Century is a wholly owned subsidiary of ACC. The principal business office of each of American Century, ACCP, ACC and Stowers is located at 4500 Main Street, 9th floor, Kansas City, Missouri 64111.

(4)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 10, 2022 by The Vanguard Group (“Vanguard”). At the time of filing, Vanguard reported being an investment advisor that has shared voting power over 26,904 shares, sole dispositive power over 1,098,369 shares and shared dispositive power over 32,445 shares. The principal business office of Vanguard is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Stock Ownership of Directors and Management
The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of March 22, 2022 by:
•
each of our directors and director nominees;

•
each named executive officer set forth in the Summary Compensation Table; and

•
all directors and executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Amount and Nature of Ownership	Percent of Class
Paul J.B. Murphy(2)	147,847	*
Lynn S. Schweinfurth(3)	54,068	*
Jonathan A. Muhtar(4)	85,845	*
Michael L. Kaplan(5)	50,043	*
Darla Morse(6)	2,585	*
Anthony S. Ackil(7)	12,264	*
Thomas G. Conforti(8)	21,257	*
Cambria W. Dunaway(9)	28,268	*
G.J. Hart(10)	10,969	*
Kalen F. Holmes(11)	25,043	*
Steven K. Lumpkin(12)	35,043	*
David A. Pace(13)	21,957	*
Allison Page (14)	13,558	*
Anddria Varnado(15)	3,734	*
Directors and executive officers as a group (16 persons)(16)	536,672	3.3%

*
Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.

(1)
If a stockholder holds options, restricted stock units, or other securities that are currently vested or exercisable or that vest or become exercisable within 60 days of March 22, 2022, in accordance with the rules of the SEC, we treat the common stock underlying those securities as owned by that stockholder and as outstanding shares when we calculate the stockholder’s percentage ownership of our common stock, and we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)
Consists of 20,000 shares of common stock held indirectly by Mr. Murphy in a trust of which Mr. Murphy is a co-trustee, 13,114 shares of common stock held directly by Mr. Murphy, 35,085 restricted stock units that will vest and 79,648 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 22, 2022.

(3)
Consists of 28,930 shares of common stock held directly by Ms. Schweinfurth, 8,916 restricted stock units that will vest and 16,222 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 22, 2022.

(4)
Consists of 16,164 shares of common stock held directly by Mr. Muhtar, 7,784 restricted stock units that will vest and 61,897 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 22, 2022.

(5)
Consists of 7,908 shares of common stock held directly by Mr. Kaplan, 5,415 restricted stock units that will vest and 36,720 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 22, 2022.

(6)
Consists of 2,585 restricted stock units that will vest within 60 days of March 22, 2022.

(7)
Consists of 9,063 shares of common stock held directly by Mr. Ackil and 3,201 restricted stock units that will vest within 60 days of March 22, 2022.

(8)
Consists of 10,556 shares of common stock held directly by Mr. Conforti, 7,500 shares of common stock held indirectly by Mr. Conforti in a trust of which Mr. Conforti is the trustee and 3,201 restricted stock units that will vest within 60 days of March 22, 2022.

(9)
Consists of 20,067 shares of common stock held directly by Ms. Dunaway, 3,201 restricted stock units that will vest and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 22, 2022.

(10)
Consists of 7,768 shares of common stock held directly by Mr. Hart and 3,201 restricted stock units that will vest within 60 days of March 22, 2022.

(11)
Consists of 16,842 shares of common stock held directly by Ms. Holmes, 3,201 restricted stock units that will vest and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 22, 2022.

(12)
Consists of 26,842 shares of common stock held indirectly by Mr. Lumpkin in a trust of which Mr. Lumpkin is the trustee, 3,201 restricted stock units that will vest and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 22, 2022.

(13)
Consists of 18,756 shares of common stock held directly by Mr. Pace and 3,201 restricted stock units that will vest within 60 days of March 22, 2022.

(14)
Consists of 10,357 shares of common stock held directly by Ms. Page and 3,201 restricted stock units that will vest within 60 days of March 22, 2022.

(15)
Consists of 3,374 restricted stock units held directly by Ms. Varnado that will vest within 60 days of March 22, 2022.

(16)
Includes 92,305 restricted stock units that will vest and 217,296 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 22, 2022.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during fiscal year 2021, all of our officers, directors, and greater than ten percent beneficial owners timely complied with all Section 16(a) filing requirements except for one filing by Mr. Davis, one of our officers. Mr. Davis filing for his initial RSU grant upon joining the company was inadvertently filed late.

EQUITY COMPENSATION PLAN INFORMATION
We maintain three equity-based compensation plans—the Second Amended and Restated 2007 Performance Incentive Plan (the “2007 Plan”), the 2017 Performance Incentive Plan (the “2017 Plan”), and the Amended and Restated Employee Stock Purchase Plan (the “ESPP”). Our stockholders have approved each of these plans.
The following table sets forth our equity compensation plans in the aggregate, the number of shares of our common stock subject to outstanding options and rights under these plans, the weighted average exercise price of outstanding options, and the number of shares remaining available for future award grants under these plans as of December 26, 2021:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2007 Plan(1)	211,608	$59.64	—
2017 Plan(1)	1,330,150	$16.69	616,559(2)
ESPP	N/A	N/A	119,426
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,541,758	$36.91	735,985

(1)
Shares reported in column (a) include 452,604 shares underlying non-qualified stock options, 418,348 shares underlying RSUs, and 670,806 shares underlying PSUs at maximum payout awarded to our executive officers in 2020 and 2021. The PSU awards cliff-vest at the end of a three-year performance cycle, generally subject to executive’s continued employment through the applicable vesting date, with the number of PSUs determined based on achievement of performance goals as approved by the compensation committee. Column (b) does not take shares underlying RSUs and PSUs into account.

(2)
The remaining number of shares available under the 2017 Plan reflects PSU awards at maximum payout.

PROPOSALS FOR INCLUSION IN 2023 PROXY STATEMENT
For your proposal to be considered for inclusion in our proxy statement for next year’s meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than December 9, 2022. If we change the date of next year’s meeting by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in Company-sponsored proxy materials and the Bylaws.
PROPOSALS TO BE ADDRESSED AT 2023 ANNUAL MEETING (BUT NOT INCLUDED IN PROXY STATEMENT)
In order for you to properly bring a proposal (including director nominations) before next year’s annual meeting, our corporate secretary must receive a written notice of the proposal no later than February 22, 2023 and no earlier than January 23, 2023, and it must contain the additional information required by the Bylaws. All proposals received after February 22, 2023 will be considered untimely. You may obtain a complete copy of the Bylaws by submitting a written request to our corporate secretary at our principal executive office. If we change the date of next year’s meeting by more than 30 days from the date contemplated at this year’s meeting, in order for the proposal to be timely, we must receive your written proposal at least 90 days before the date of next year’s meeting or no more than 10 days following the day on which the meeting date is publicly announced.
Additionally, to comply with the SEC’s universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2023.
By Order of the Board of Directors,
Michael L. Kaplan
Secretary
Greenwood Village, Colorado
April 4, 2022

ANNUAL MEETING OF STOCKHOLDERS OFRED ROBIN GOURMET BURGERS, INC.May 19, 2022 GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxymaterial, statements, and other eligible documents online, while reducing costs, clutter, and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please sign, date, and mailyour proxy card in theenvelope provided as soonas possible.Signature of Stockholder Please detach along perforated line and mail in the e n v e l o p e p r o v i d e d . 00033333333333300000 6 051922 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3.PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BEVOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, BUTNO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS1, 2, AND 3.SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING INACCORDANCE WITH THE STOCKHOLDER’S SPECIFICATIONS. THIS PROXYCONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOTKNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THEANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.THIS
PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OFRED ROBIN GOURMET BURGERS, INC. PLEASE SIGN AND RETURN THISPROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF APROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOUATTEND THE MEETING.The undersigned hereby acknowledges receipt of the notice of annual meeting ofstockholders, proxy statement, and 2021 annual report on Form 10-K. To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method. 1. The election of ten (10) directors for one-year terms: FOR AGAINST ABSTAIN(a) Anthony S. Ackil(b) Thomas G. Conforti(c) Cambria W. Dunaway(d) G.J. Hart(e) Kalen F. Holmes(f) Steven K. Lumpkin(g) Paul J.B. Murphy III(h) David A. Pace(i) Allison Page(j) Anddria Varnado2. Approval, on an advisory basis, of the Company’s executivecompensation.3. Ratification of the appointment of Deloitte & Touche LLP as theCompany’s independent auditors for the fiscal year endingDecember 25, 2022.NOTE: Such other business as may properly come before the meeting or anyadjournment thereof. Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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RED ROBIN GOURMET BURGERS, INC.

The undersigned hereby appoints Lynn S. Schweinfurth and Michael L. Kaplan, and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Red Robin Gourmet Burgers, Inc. held of record by the undersigned on March 22, 2022 at the Annual Meeting of Stockholders to be held at Red Robin's Yummm U, located at 10000 East Geddes Avenue, Unit 500, Englewood, Colorado 80112 at 8:00 a.m. MDT on May 19, 2022, or any adjournment or postponement thereof.

This proxy authorizes each of the persons named above to vote at her or his discretion on any other matter that may properly come before the meeting or any postponement or adjournment thereof. If this card is properly executed and returned, but contains no specific voting instructions, these shares will be voted in accordance with the recommendation of the Board of Directors.

(Continued and to be signed on the reverse side)

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